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As filed with the Securities and Exchange Commission on April 7, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only
Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PXRE GROUP LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of PXRE GROUP LTD. (“PXRE”) will be held on May 9, 2006 commencing at 10:30 a.m., local time, at the principal executive offices of PXRE, located at PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, for the following purposes:

1.	To re-elect two members to our Board of Directors;

2.
To consider and approve the recommendation of the Audit Committee of our Board of Directors that KPMG LLP (“KPMG”) be reappointed as our independent auditors for the fiscal year ending December 31, 2006 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors;

3.	To approve certain amendments to the Company’s Bye-Laws;

4.	To approve the reduction of the Company’s share premium account from $550.0 million to zero and credit the amount so reduced to the Company’s contributed surplus; and

5.	To transact such other business as may properly come before the annual general meeting and any postponements or adjournments thereof.

Information regarding the matters to be acted upon at the annual general meeting is contained in the Proxy Statement accompanying this notice.

Only shareholders of PXRE at the close of business on March 28, 2006, as shown by the transfer books of PXRE, are entitled to notice of, and to vote at, the annual general meeting and any adjournments thereof.

By Order of the Board of Directors,

DAVID J. DOYLE, Secretary

Pembroke, Bermuda
April 7, 2006

All shareholders are cordially invited to attend the annual general meeting in person. Those shareholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. Any Proxy given may be revoked by delivery, at least two (2) hours prior to the commencement of the annual general meeting, of either a written notice of such revocation or a duly executed Proxy bearing a later date, to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary, or by attending the annual general meeting and voting in person.

IMPORTANT: PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

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PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF PXRE GROUP LTD.
MAY 9, 2006

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PXRE GROUP LTD. (“PXRE”, “we”, or the “Company”), with its principal headquarters located at PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, of proxies from the holders of our common shares, par value $1.00 per share (the “Common Shares”), convertible voting common shares, par value $1.00 per share (the “Convertible Common Shares”) and our convertible voting preferred shares, par value $1.00 per share (the “Preferred Shares” and, collectively with the Common Shares and the Convertible Common Shares, the “Shares”) for use at the annual general meeting of shareholders to be held on May 9, 2006 and at any and all adjournments thereof. Shares represented at the annual general meeting by a properly executed and returned Proxy will be voted at the annual general meeting in accordance with the instructions noted thereon, or, if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of Annual General Meeting. Any Proxy given may be revoked by delivery, at least two (2) hours prior to the commencement of the annual general meeting, either by a written notice of such revocation or a duly executed Proxy bearing a later date to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary or by attending the annual general meeting and voting in person.

We have not received notice of any shareholder proposals to be presented at the annual general meeting prior to the deadline for submission of such proposals as indicated in our Proxy Statement for the 2005 annual general meeting. The Board of Directors knows of no matters that are to be presented for consideration at the annual general meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed Proxy to vote as proxies on such matters in accordance with their judgment.

Our mailing address is P.O. Box HM 1282, Hamilton HM FX, Bermuda. The Notice of Annual General Meeting, this Proxy Statement and the accompanying Proxy were first transmitted to shareholders on or about April 7, 2006.

Cost of Soliciting Proxies

We will bear the cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith. Our directors, officers and employees may solicit Proxies orally or in writing, without additional compensation. Our regularly retained investor relations firm, Citigate Sard Verbinnen, may also be called upon to solicit Proxies by telephone or other means, in which case we would anticipate paying hourly rates for time spent (ranging from $125 to $450 per hour) plus out-of-pocket expenses. We will reimburse brokers, fiduciaries and custodians for their reasonable costs in forwarding proxy materials to the beneficial owners of our Shares.

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OUTSTANDING STOCK AND VOTING RIGHTS

Our Board of Directors has fixed the close of business on March 28, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, our annual general meeting. As of the Record Date, (i) 63,563,300 Common Shares were issued and outstanding and held of record by approximately 9,000 shareholders; (ii) 8,855,347 Convertible Common Shares were issued and outstanding and held of record by 8 shareholders; and (iii) 5813.20 Preferred Shares were issued and outstanding and held of record by 8 shareholders. The presence at the annual general meeting in person or by proxy of the holders representing a majority of the outstanding Shares (giving effect to the limitations on voting referred to below) carrying the right to vote on a matter is necessary to constitute a quorum for the transaction of business at our annual general meeting.

Each Common Share entitles the holder thereof to one vote on each matter to be voted upon at the annual general meeting; provided that, if a person (constructively or beneficially, directly or indirectly) owns more than 9.9% of the total voting power of all issued and outstanding Shares entitled to vote on such matter, the voting rights with respect to such Shares will be limited, in the aggregate, to voting power of 9.9%, as specified in our Bye-Laws. Due to limitations on voting power discussed above, as of the Record Date, the aggregate votes that may be cast represented at the annual general meeting on all matters submitted other than the election of directors is 75,065,795. As of the Record Date, holders of the Common Shares are entitled to exercise approximately 81.4% of the votes that may be cast at the annual general meeting on all matters submitted other than the election of directors. With respect to the election of the Class II directors, the holders of the Common Shares are entitled to exercise 100% of the votes that may be cast at the annual general meeting. Due to limitations on voting power discussed above, as of the Record Date, the aggregate votes represented by the Common Shares with respect to the election of the Class II directors amounts to 58,937,370 votes.

Each Convertible Common Share entitles the holder thereof to one vote on a fully converted basis with Common Shares and Preferred Shares, together as a class, on all matters which are submitted to a vote of shareholders, other than the election of Class I, II and III Directors. Each class of Convertible Common Shares votes with the corresponding series of Preferred Shares to elect the Class IV Director(s) attributable to such class. As of the Record Date, holders of the Convertible Common Shares are entitled to exercise approximately 11.8% of the votes that may be cast at the annual general meeting on all matters submitted other than the election of Class II Directors, upon which they are not entitled to vote.

Each Preferred Share entitles the holder thereof to vote on a fully converted basis with the Common Shares, and Convertible Common Shares, together as a class, on all matters which are submitted to a vote of the shareholders, other than the election of Class I, II and III directors. The Preferred Shares outstanding on the Record Date are ultimately convertible into 5,085,914 Common Shares based on the current conversion price on the Record Date of $11.43. As of the Record Date, holders of the Preferred Shares are entitled to exercise approximately 6.8% of the votes that may be cast at the annual general meeting on all matters submitted other than the election of Class II directors, upon which they are not entitled to vote.

Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our Shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z Financial Services Fund II, L.P. (“Capital Z Fund”) and Capital Z Financial Services Private Fund II, L.P. (“Capital Z Private Fund” and, together with

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Capital Z Fund and their affiliates, “Capital Z”), but not with respect to any other holder of Preferred Shares, Convertible Common Shares, or Common Shares.

All matters referenced in this Proxy Statement upon which the shareholders will be asked to consider and vote upon, other than the proposed Bye-Law amendments, will, in accordance with our Bye-Laws, be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the annual general meeting entitled to vote on such matter. The matter of the proposed amendment to the Company’s Bye-Laws will be decided by special resolution; that is a resolution passed by the affirmative vote of 66 2/3% of the voting powers of the outstanding Shares entitled to vote on the matter. A resolution put to a vote at the annual general meeting will be decided on by a show of hands, unless a poll has been demanded pursuant to our Bye-Laws. Shares represented at the annual general meeting whose votes are withheld on any matter, Shares that are represented by “broker non-votes” (that is Shares held by brokers or nominees that are represented at the annual general meeting but with respect to which the broker or nominee has not received voting instructions from the beneficial owner and is not empowered to vote on a particular proposal) and the Shares that abstain from voting on any particular matter are not included in the tabulation of the Shares voting on such matter, but are counted for quorum purposes. Member brokerage firms of the New York Stock Exchange, Inc. (the “NYSE”) that hold Shares in street name for beneficial owners, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, may vote in their discretion upon the proposals for the election of directors and the ratification of the appointment of KPMG.

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The following table indicates those persons known to us (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who own beneficially more than 5% of the Common Shares, Convertible Common Shares or Preferred Shares outstanding, as applicable, based on information provided to us by our transfer agent, registrar and dividend paying agent, American Stock Transfer & Trust Company, as of the Record Date:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding	Percent of Voting Rights(2)

Common Shares	D. E. Shaw & Co., L.P. & Affiliates	4,514,991 shares(3)	7.10%	6.01%
	120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036

Common Shares	Eton Park Fund, L.P. & Affiliates	5,026,645 shares(4)	7.91%	6.70%
	825 Third Avenue, 8th Floor New York, NY 10022

Common Shares	Brandes Investment Partners, L.P. & Affiliates	9,870,230 shares(5)	15.53%	9.9%
	11988 El Camino Real, Suite 500 San Diego, CA 92310

Common Shares	Baupost Group Securities, LLC & Affiliates	6,267,400 shares(6)	9.86%	8.35%
	10 St. James Avenue, Suite 2000 Boston, MA 02116

Class A	Capital Z Partners, Ltd. and Affiliates	4,405,238 shares(7)	100%	5.87%	(8)
Convertible Common Shares	54 Thompson Street New York, NY 10012

Class B Convertible Common Shares	Reservoir Capital Management L.L.C. & Affiliates	3,399,020 shares(10)	100%	4.53%	(8)
	650 Madison Avenue, 26th Fl. New York, NY 10022

Class C	RER Reinsurance Holdings, L.P.	1,009,046 shares(11)	96%	1.34%	(8)
Convertible Common Shares	777 Main Street Suite 2250 Fort Worth, TX 76102

Series A	Capital Z Partners, Ltd. & Affiliates	3,168.533 shares(7)	100%	3.69%	(9)
Preferred Shares	54 Thompson Street New York, NY 10012

Series B Preferred Shares	Reservoir Capital Management L.L.C. & Affiliates	1,588.492 shares(10)	100%	1.85%	(9)
	650 Madison Avenue 26th Floor New York, NY 10022

Series C	RER Reinsurance Holdings, L.P.	1,013.930 shares(11)	96%	1.18%	(9)
Preferred Shares	777 Main Street Suite 2250 Fort Worth, TX 76102

(1)
According to an amended Schedule 13G jointly filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2006, by OZ Management, L.L.C., Daniel S. Och and OZ Master Fund, Ltd. (collectively, “OZ Investments”), the total amount of Common Shares collectively held were 4,520,800 Common Shares representing 6.4% of the Common Shares outstanding. According to PXRE’s share register as of the Record Date, OZ Investments owns 2,867,100 Common Shares, representing 4.51% of the 63,563,300 Common Shares outstanding as of the Record Date. Therefore, OZ Investments ownership of Common Shares is not reflected in the table above as it is less than 5% of the Common Shares outstanding. According to the amended Schedule 13G filed, each of OZ Management, L.L.C., Daniel S. Och and OZ Master Fund, Ltd. have sole voting and dispositive powers with respect to these Common Shares. Based on

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this amended Schedule 13G, we believe that based on Mr. Daniel S. Och’s position as the Senior Managing Member of OZ Management, L.L.C., he may be deemed to control such entity and therefore may be deemed to beneficially own the shares held by certain investment funds and discretionary accounts managed by OZ Management, L.L.C.

According to a Schedule 13G filed with the Commission on February 14, 2006, SAB Capital Partners, L.P. (“SABCPI”), SAB Capital Partners II, L.P. (“SABCPII”), SAB Overseas Master Fund, L.P. (“SABOF” and collectively with SABCPI and SABCPII, “SAB”) collectively held 4,155,594 Common, representing 5.4% of the Common Shares outstanding. According to PXRE’s share register as of the Record Date, SAB collectively held 823,676 Common Shares, representing 1.30% of the 63,563,300 Common Shares outstanding as of the Record Date. Therefore, SAB’s ownership of Common Shares is not reflected in the table above.

(2)
Reflects the approximate percentage of voting rights of such shares on all matters being submitted to the annual general meeting other than the election of directors. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our Shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z (including for such purpose, certain of their affiliates), but has enforced such requirement with respect to Brandes. Due to limitations on voting power discussed above, as of the Record Date, the aggregate votes that may be cast represented at the annual general meeting on all matters submitted other than the election of directors is 75,065,795. Applicable percentage of voting rights for each group of shares is based on 61,124,534 Common Shares entitled to vote at the annual general meeting, plus 8,855,347 Common Shares issuable upon conversion of the Convertible Common Shares outstanding as of the Record Date, plus 5,085,914 Common Shares issuable upon conversion of 5,813.20 Preferred Shares as of the Record Date. The Convertible Common Shares and Preferred Shares are not entitled to vote on the election of Class II directors.

(3)
The amount of Common Shares is based on PXRE’s share register as of the Record Date. According to an amended Schedule 13G jointly filed with the Commission on February 13, 2006, by D.E. Shaw Valence Portfolios, L.L.C., D.E. Shaw & Co., L.P. and David E. Shaw (collectively, “D.E. Shaw”), the total amount of Common Shares owned by D.E. Shaw was 5,834,091, representing 8.1% of the Common Shares outstanding. According to the amended Schedule 13G filed, D. E. Shaw has shared voting and dispositive powers with respect to these Common Shares. Based on this amended Schedule 13G, we believe that based on David E. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing partner and investment advisor of D.E. Shaw Valence Portfolios, L.L.C., he may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose of or direct the disposition of, the 4,514,991 Common Shares constituting 7.10% of the outstanding Common Shares, and thus may be deemed to beneficially own such shares.

(4)
The amount of Common Shares is based on PXRE’s share register as of the Record Date. According to a Schedule 13G jointly filed with the Commission on November 28, 2005, by Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P. and Eric M. Mindich (collectively, “Eton Park”), the total amount of Common Shares owned by Eton Park was 5,454,546, representing 7.7% of the Common Shares outstanding. According to the Schedule 13G filed, Eton Park has shared voting and dispositive powers with respect to these Common Shares.

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(5)
The amount of Common Shares is based on a Schedule 13G jointly filed with the Commission on April 3, 2006, by Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holding, L.P., Charles H. Brandes, Glen R. Carlson and Jeffrey R. Busby (collectively, “Brandes Investment”). According to the Schedule 13G, Brandes Investment owns 12.7% of the Common Shares outstanding and has shared voting power with respect to 7,708,643 Common Shares and shared dispositive power with respect to 9,870,280 Common Shares. According to the Schedule 13G, Brandes Investment Partners, Inc., Brandes Worldwide Holding, L.P., Charles H. Brandes, Glen R. Carlson and Jeffrey R. Busby are deemed to beneficially own the 9,870,280 Common Shares as control persons of Brandes Investment Partners, L.P., the investment advisor. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. Accordingly, Brandes Investment will only be permitted to exercise 7,431,514 votes at the annual general meeting with respect to matters other than the election of Class II directors and will only be permitted to exercise 5,834,800 votes with respect to the election of Class II directors.

(6)
The information regarding the amount of Common Shares has been provided to PXRE by Baupost Group Securities, LLC (“Baupost”). Baupost has dispositive power over, but disclaims beneficial ownership of and voting power over, the 6,267,400 Common Shares. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our Shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. Due to limitations on voting power discussed above, as of the Record Date, Baupost will only be permitted to exercise 5,834,800 votes at the annual general meeting with respect to the election of Class II directors.

(7)
According to the Share Register of PXRE as of the Record Date, Capital Z holds 3,168.533 Preferred Shares, which includes 3,151.744 A2 Preferred Shares owned by Capital Z Financial Services Fund II, L.P (“Capital Z Fund”) and 16.789 A2 Preferred Shares owned by Capital Z Financial Services Private Fund II, L.P (“Capital Z Private Fund”). CapZ PXRE Holdings, LLC (“CapZ Holdings”) and CapZ PXRE Holdings Private (“CapZ Holdings Private”) also hold collectively 1,818,182 Common Shares as a result of the mandatory exchange of 20,000 Series D Perpetual Non-Voting Preferred Shares on November 18, 2005. According to the Amended Schedule 13D filed by Capital Z with the Commission on October 17, 2005, the 3,168.533 Preferred Shares held by Capital Z are convertible into 2,772,118 Common Shares based on the December 31, 2005 conversion price of $11.43. CapZ Holdings and CapZ Holdings Private hold 4,381,897 and 23,341 Class A Convertible Common Shares, respectively, which are convertible into an equal number of Common Shares. According to the Amended Schedule 13D, CapZ Holdings and CapZ Holdings Private also held collectively 20,000 Series D Perpetual Non-Voting Preferred Shares which were mandatorily exchanged into approximately 1,818,182 Common Shares on November 18, 2005. Capital Z Management, LLC holds 12,500 Restricted Common Shares and options exercisable within 60 days to purchase 16,675 Common Shares that were granted to it under our Director Stock Plan as the designee of Bradley Cooper and Jonathan Kelly, members of our Board of Directors, and Susan Cabrera, a past member of our Board of Directors. According to information provided by Capital Z, we believe the following persons, each of whom are members of Capital Z’s Investment Committee, have shared voting and dispositive power over the shares owned by Capital Z, and thus may be deemed to beneficially own such shares: Bradley Cooper, Mark K. Gormley and Robert A. Spass. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly,

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beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z (including, for such purpose, certain of their affiliates).
(8)	The Convertible Common Shares vote on an as-converted basis with the Common Shares. The conversion ratio for the Convertible Common Shares is 1-to-1.
(9)	The Preferred Shares vote on an as-converted basis with the Common Shares and Convertible Common Shares. The conversion ratio is based on the current conversion price of $11.43.
(10)
According to the Share Register of PXRE as of the Record Date, Reservoir Capital Partners Master Fund, L.P. (“Reservoir Master Fund”) and Reservoir Capital Partners, L.P. (“Reservoir Partners” and, together with Reservoir Master Fund and their various affiliates, “Reservoir”) hold 1,588.492 Preferred Shares, which includes 1,359.749 B2 Preferred Shares owned by Reservoir Partners and 228.743 B2 Preferred Shares owned by Reservoir Master Fund. The 1,588.492 Preferred Shares held by Reservoir are convertible into 1,389,757 Common Shares based on the December 31, 2005 conversion price of $11.43. According to the Amended Schedule 13D filed with the Commission on November 23, 2005 by Reservoir, Reservoir holds 157,850 Common Shares of which 7,500 are Restricted Common Shares and options exercisable within 60 days to purchase 10,000 Common Shares that were granted to it under our Director Stock Plan as a designee of Craig Huff, a member of our Board of Directors. Based on the Amended Schedule 13D filed on November 23, 2005 by Reservoir, we believe that the following persons, as control persons or executive officers of RGMC, LLC (f/k/a Reservoir Capital Management L.L.C.), the managing member of Reservoir Capital Group L.L.C., have shared voting and dispositive power over the shares owned by Reservoir, and thus may be deemed to beneficially own such shares: Daniel H. Stern, Chairman and Chief Executive Officer and Senior Managing Member, Craig A. Huff, President and Managing Member, Harlan B. Korenvaes, Managing Member and Managing Director, Norman Katzwer, Chief Financial Officer and Treasurer, and Bruce Barnes, Managing Member and Chief Operating Officer.

(11)
According to the Share Register of PXRE as of the Record Date, RER Reinsurance Holdings, L.P. (“RER”) holds 1,013.930 Preferred Shares, consisting of C2 Preferred Shares owned by Richard Rainwater. Based on the Amended Schedule 13D filed with the Commission on November 19, 2005, the 1,013.930 Preferred Shares held by RER are convertible into 887,078 Common Shares based on the December 31, 2005 conversion price of $11.43. Based on such filing, we believe Richard Rainwater, as the sole general partner of RER, has the sole voting and dispositive power with respect to the 1,013.930 Preferred Shares held by RER.

PROPOSAL 1:

RE-ELECTION OF DIRECTORS

Our Bye-Laws provide for the election of directors by our shareholders. In accordance with the Bye-Laws, our Board of Directors is divided into four classes (Classes I, II, III and IV) with Classes I, II and III being as nearly equal in number as possible. Classes I, II and III are elected by the holders of our Common Shares. With respect to such classes, the terms of office of the members of one class expire and a successor class is elected at each annual general meeting of the shareholders. The holders of our Preferred Shares and Convertible Common Shares have the right to designate up to four Class IV directors, but do not have the right to vote for the election of Class I, II and III directors. Subject to certain share ownership requirements, holders of our Series A Preferred Shares and Class A Convertible Common Shares are entitled to appoint up to two Class IV directors, the holders of our Series B Preferred Shares and Class B Convertible Common Shares are entitled to appoint one Class IV director, and the holders of our Series C Preferred Shares and Class C Convertible Common Shares are entitled to appoint one Class IV director. In the event any holder fails to maintain any requisite ownership level and

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relinquishes a Board seat as a result, such Board seat will thereafter be filled in accordance with Bye-Law 22 of the Bye-Laws.

At the Annual General Meeting, the terms of office of the Class II directors, Mural Josephson and Philip R. McLoughlin, will terminate. The Board of Directors has nominated Mural Josephson and Philip R. McLoughlin, each of whom is presently serving on the Board, for re- election as Class II directors to serve three-year terms until the annual general meeting of shareholders in 2009 and until their successors have been elected and qualified. It is intended that Proxies will be voted in favor of these persons. If, for any reason, either of the nominees is not able or willing to serve as a director when the election occurs (a situation which is not presently contemplated), it is intended that the Proxies will be voted for the election of a substitute nominee in accordance with the judgment of the Proxy holder.

Mr. Robert W. Fiondella served as a Class II director until he retired from the Board on February 22, 2006 due to health reasons. Mr. Fiondella’s term was due to expire at the upcoming Annual General Meeting. The Company’s Bye-Laws make provision for a maximum number of twelve (12) Directors and the Company’s shareholders determined at a Special General Meeting held on February 12, 2002 that the Board of Directors would consist of 11 members. If Mr. Josephson and Mr. McLoughlin are re-elected at our upcoming Annual General Meeting pursuant to Proposal 1, there will only be ten (10) Directors. The Nominating/Corporate Governance Committee of the Board of Directors has not yet identified a qualified person to fill the seat that was occupied by Mr. Fiondella, but has begun to search for a suitable candidate. Once the Nominating/Corporate Governance Committee has identified what it believes to be a suitable candidate, the Board of Directors intends to convene a Special General Meeting for the purpose of electing an additional Class II director. Any director so elected by the shareholders will hold office until the next election of Class II directors.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE RE-ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED ABOVE.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

The following are our Class I, II, III and IV directors:

Class I Directors—Term Expiring in 2008

Jeffrey Radke (37) has been the Chief Executive Officer and President of PXRE since June 2003 and was elected a director of PXRE in April 2005. Prior to June 2003, Mr. Radke had served as President and Chief Operating Officer of PXRE since May 2002. Mr. Radke was Executive Vice President of PXRE from November 1999 to May 2002. Mr. Radke served as President of Select Reinsurance Ltd. from 1998 to November 1999. From 1996 to 1998, he was Senior Vice President – Capital Markets Products of CAT Limited. Jeffrey Radke is Gerald Radke’s son.

Wendy Luscombe (54) has been a principal of WKL Associates, a company that provides U.S. real estate investment advisory services to U.K. companies, since May 1994. Ms. Luscombe has served as principal real estate advisor or CEO to the U.S. entities of Prudential UK and British Coal Pension Funds. Ms. Luscombe has been a director of Zweig Fund and Zweig Total Return Fund since February 2001 and has also been a director of Endeavor Real Estate Securities since November, 2000. Ms. Luscombe has also served as Chairman and Member of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Fund since December 2003. Ms. Luscombe has been a director of Acadia Realty Trust since May 2004. Ms. Luscombe is a member of the National Association of Corporate Directors and International Corporate Governance

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Networks. Ms. Luscombe has been a director of PXRE since its organization in 1999 and was elected a director of PXRE Delaware in November 1993.

Class II Directors—Term Expiring in 2006

Mural R. Josephson (57) retired from Kemper Insurance Companies in 2002. During his 5-year tenure at Kemper, he held key management positions, including senior vice president and chief financial officer and senior vice president of finance. Prior to joining Kemper, Mr. Josephson held several senior level positions at KPMG LLP, including 19 years as a senior audit partner. While at KPMG, he was a member of the National Insurance Practice Committee and a member of the Professional Practice Review Committee. He is currently a member of the Board of Directors and chairman of the audit committee of UICI, a NYSE-listed insurance holding company. He also serves on the Board of Directors of SeaBright Insurance Holdings, Inc. a NASDAQ traded insurance holding company, and its wholly owned subsidiary, SeaBright Insurance Company, and is the chairman of their Audit Committee. He is also a member of the Board of Directors of Alps Corporation. Mr. Josephson was appointed to the Board in August 2004.

Philip R. McLoughlin (59) was a director, Chairman and Chief Executive Officer of Phoenix Investment Partners, Ltd. from October 1995 to September 2002. Mr. McLoughlin was also Executive Vice President, Chief Investment Officer and a director of The Phoenix Companies, Inc. from November 2000 to July 2002. He also served in various positions, including Chief Investment Officer for Phoenix Life Insurance Company and its subsidiaries until September 2002. Mr. McLoughlin currently serves as a director of many of Phoenix’s mutual funds. Mr. McLoughlin has been a director of PXRE since its organization in 1999 and was elected a director of PXRE Delaware in 1986.

Class III Directors—Terms Expiring in 2007

Gerald L. Radke (61) has served as the Chairman of the Board of Directors since 1995. Prior to June 30, 2003, Mr. Radke also served as the Chief Executive Officer and a director of PXRE (and its predecessor PXRE Delaware) since 1986.

F. Sedgwick Browne (63) has been Vice-Chairman of the Board of Directors since 2003. He retired as counsel at Sidley Austin Brown & Wood LLP (now known as Sidley Austin LLP), a law firm, on September 30, 2004. Prior to becoming counsel at Sidley Austin Brown & Wood LLP on September 5, 2002, he was senior counsel at Morgan, Lewis & Bockius LLP. Prior to becoming senior counsel at Morgan, Lewis & Bockius LLP, he was a partner of that firm. Mr. Browne has been a director of PXRE since 1999.

Class IV Directors

Bradley E. Cooper (39) (Series A Director) is a partner and co-founder of Capital Z. Prior to joining Capital Z in 1998, Mr. Cooper served in a similar role at Insurance Partners Advisors, L.P. from 1994 to 1998. Mr. Cooper serves on the Board of Directors of Brookdale Senior Living, Inc., CERES Group, Inc. and Universal American Financial Corp. Mr. Cooper has been a director since April 2002.

Craig A. Huff (41) (Series B Director) is the President and co-founder of Reservoir Capital Group, a New York-based private investment firm. Prior to co-founding Reservoir in 1997, he was a partner at Ziff Brothers Investments, a generalist investment firm managing Ziff family capital from 1993 to 1997. Previously, he served as a Nuclear Submarine Officer in the U.S. Navy. Mr. Huff currently serves on the Board of Directors of ARC Systems, Inc., Talbot Holdings Limited and Sithe Global Power. Mr. Huff has been a director since April 2002.

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Jonathan Kelly (41) (Series A Director) is currently a partner of Capital Z Partners. Prior to joining Capital Z Partners in 1998, Mr. Kelly was a Senior Vice President in the Investment Banking Division of Donaldson, Lufkin & Jenrette (DLJ). Mr. Kelly is currently a Director of SBJ Group, Inc. and Infotel, SA. Mr. Kelly has been a director since April 2005.

Robert Stavis (42) (Series C Director) is a partner of Bessemer Venture Partners’ Larchmont, New York office. He primarily focuses on early-stage investments in financial services technologies and software. Prior to joining Bessemer in July 2000, he was the co-head of global arbitrage trading for Salomon Smith Barney. He served as a member of the firm’s operating committee, risk management committee, and control and compliance committee, and was involved in the transition of Salomon Brothers during mergers with Travelers and Citicorp. He currently serves on the Board of Directors of AIT Group Limited, Gerson Lehrman Group and Soleil Securities Group, Inc. Mr. Stavis has been a director since April 2002.

In addition to Jeffrey Radke, we had the following executive officers at December 31, 2005:

Bruce J. Byrnes (38) has been the General Counsel and Secretary of PXRE Delaware and PXRE Reinsurance Company since May 2001. Prior to joining us in May 2001, Mr. Byrnes was an Associate of the law firm of Morgan, Lewis & Bockius LLP from September 1998, where he specialized in corporate and reinsurance matters. Prior to that, Mr. Byrnes was an Associate of the law firm of Baker & McKenzie, where he also specialized in corporate and reinsurance matters.

John Daly (49) has been Executive Vice President of PXRE’s international operations since February 2004. He has been with PXRE since November 2002 when he was appointed Senior Vice President. Between 1998 and 2002, Mr. Daly was the Active Underwriter for Syndicate 566 in Lloyd’s and a board director of Limit Underwriting Agency. From 1982 to 1998, Mr. Daly worked for Hartford Fire Insurance Company’s U.K. subsidiaries, and from 1992 served as president of Hartford’s European reinsurance operations. On April 4, 2006, the Company provided Mr. Daly with notice of non-renewal under the Employment Agreement, dated September 1, 2004, between PXRE Reinsurance Ltd. and Mr. Daly (the “Daly Agreement”). Mr. Daly’s employment will, therefore, terminate on September 1, 2006. Pursuant to the terms of the Daly Agreement, Mr. Daly has been placed on “garden leave” until September 1, 2006.

Guy D. Hengesbaugh (47) has been Chief Operating Officer of PXRE since February 2004 and President of PXRE Reinsurance Ltd. since August of 2002. Prior to joining PXRE in August of 2002, Mr. Hengesbaugh had been President and Chief Executive Officer of LaSalle Re Holdings Limited since 1999 and, prior to that, held various positions with LaSalle Re Holdings Limited since 1993.

John M. Modin (40) was, until his resignation effective January 6, 2006, Executive Vice President since February 2004 and Chief Financial Officer of PXRE since September 2002. Prior to joining PXRE in September 2002, Mr. Modin was the Chief Financial Officer of Enterprise Reinsurance Holdings Corporation. Prior to joining Enterprise in 1997, Mr. Modin, a certified public accountant, was a Senior Manager with KPMG in New York where he served clients in the property and casualty, life, reinsurance, financial guarantor and brokerage insurance sectors.

Robert P. Myron (37) was appointed Executive Vice President and Chief Financial Officer, replacing Mr. Modin, on December 22, 2005 and has served as Treasurer of PXRE since 2003. From 2003 to the present, Mr. Myron was Chief Financial Officer of PXRE Reinsurance Ltd., PXRE’s Bermuda-based operating subsidiary. From 1999 to 2003, Mr. Myron served as an officer of Select Reinsurance Ltd., a privately held Bermuda-based reinsurance company, most recently as President and a Director of that company. From 1991 to 1999, he worked in the Boston and Bermuda offices of PricewaterhouseCoopers, principally for clients in the financial services arena. Mr. Myron is a certified public accountant.

All of our executive officers hold office at the pleasure of the Board of Directors.

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The following table sets forth certain information concerning beneficial ownership of our Shares as of the Record Date by the directors, the five executive officers named below under the heading “Executive Compensation” and all directors and executive officers as a group, as of the Record Date:

Directors and Named Executive Officers	Common Shares Beneficially Owned(1)		Percent Beneficially Owned(1)

Gerald L. Radke	47,852	(2)	*
F. Sedgwick Browne	62,824	(2)	*
Bradley E. Cooper	6,000	(2)	*
Robert W. Fiondella	90,637	(2)	*
Craig A. Huff	9,436	(3)	*
Mural R. Josephson	8,332	(2)	*
Jonathan Kelly	0		*
Wendy Luscombe	38,233	(2)	*
Philip R. McLoughlin	52,481	(2)	*
Robert Stavis	29,445	(4)	*
Jeffrey Radke	467,449	(5)	*
Bruce J. Byrnes	86,423	(5)	*
John Daly	78,180	(5)	*
Guy D. Hengesbaugh	87,143	(5)	*
Robert P. Myron	19,999	(5)	*
All directors and executive officers as a group (16 persons)	993,797	(6)	1.6%

*	Beneficially owns less than 1% of the Common Shares outstanding.
(1)
The number of Common Shares set forth opposite the names of each of Mr. Browne, Mr. Cooper, Mr. Huff, Mr. Kelly, Ms. Luscombe and Mr. Stavis does not include the 2,000 shares granted to each such director under the PXRE Director Equity and Deferred Compensation Plan (described below under the heading “The Board of Directors and Its Committees and Director Compensation”), as to which shares such directors held neither voting nor investment power as of the Record Date. Pursuant to the terms of the Director Deferred Stock Plan, on each date that dividends are paid to shareholders in respect of the Common Shares, we make dividend equivalent payments, in cash, in respect of each Common Share granted, but not yet delivered, under such plan.

(2)
Includes, with respect to each of the following individuals, options exercisable within 60 days to purchase the indicated number of Common Shares: Mr. Browne, 39,181 shares; Mr. Cooper, 5,000 shares; Mr. Fiondella, 76,137 shares; Mr. Josephson, 3,332 shares; Mr. Kelly 0 shares; Ms. Luscombe, 26,853 shares; Mr. McLoughlin, 40,814 shares and Mr. G. Radke, 34,513 Common Shares. Also includes for Mr. Browne, 3,028 Common Shares owned by his wife, as to which Mr. Browne disclaims beneficial ownership. Mr. Robert W. Fiondella served as a Class II director until he retired from the Board on February 22, 2006 due to health reasons. Capital Z has reported shared dispositive and voting power with respect to the Common Shares, Common Convertible Shares and Preferred Shares held by Capital Z as described in Note 7 to the 5% or Greater Beneficial Ownership table above. Mr. Cooper may be deemed to beneficially own such shares by virtue of his position as member of the Investment Committee of Capital Z. Mr. Cooper disclaims beneficial ownership as to all of such shares.

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(3)
Mr. Huff is President of RGMC, LLC (f/k/a Reservoir Capital Management LLC). According to a Schedule 13D filed with the Commission, RGMC, LLC reports shared dispositive and voting power with respect to the 158,850 Common Shares and 1588.492 Preferred Shares held by Reservoir Partners and Reservoir Master Fund. See Note 10 to the 5% or Greater Beneficial Ownership table above. Mr. Huff may be deemed to beneficially own such Common Shares and Preferred Shares by virtue of his position as President of RGMC, LLC. Mr. Huff disclaims beneficial ownership as to all of the Reservoir shares. Also includes 1,000 Restricted Shares and options exercisable within 60 days granted to Mr. Huff to purchase 8,436 Common Shares.

(4)
Includes 11,223 Restricted Shares and options exercisable within 60 days to purchase 18,222 Common Shares. Mr. Stavis also holds 42.246 C2 Preferred Shares, which, collectively, are ultimately convertible into 36,960 Common Shares, based on the December 31, 2005 conversion price of $11.43.

(5)
Includes, with respect to each of the following individuals, options exercisable within 60 days to purchase the indicated number of Common Shares: Mr. J. Radke, 256,876 shares; Mr. Byrnes, 36,381 shares; Mr. Daly, 37,500 shares; Mr. Hengesbaugh 37,449 shares, and Mr. Myron, 4,857 shares.

(6)
Includes options exercisable within 60 days to purchase 625,281 Common Shares. The total of 993,797 Common Shares does not include the 90,637 Common Shares beneficially owned by Mr. Fiondella who retired from the Board on February 22, 2006 due to health reasons.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
AND DIRECTOR COMPENSATION

The Board of Directors and its Committees

We are managed under the direction of the Board of Directors, whose overarching purpose is to maximize long-term shareholder value. In fulfilling its duties and responsibilities, the Board and its committees oversee and advise management on corporate governance matters, financial and business strategies, our capital structure and financial policies and practices, assessment of risks, and management development, compensation and succession. Our Corporate Governance Guidelines set forth the duties and responsibilities of the Board, criteria for the composition of, membership on, and performance of the Board, procedures for and required meetings of the Board and its committees, and leadership development. These Guidelines are available on our website at http://www.pxre.com and will be delivered free of charge upon request. To request a copy of our Guidelines, contact Citigate Sard Verbinnen, 650 Third Avenue, New York, NY 10017.

Board Meetings.     In 2005, our Board of Directors met 10 times (including regularly scheduled and special meetings). Other than Messrs. Fiondella, Huff and Kelly, no director attended fewer than 75% of the aggregate of (i) the total number of Board meetings (held when such person was a director) and (ii) the total number of meetings held by the standing committees on which he or she served (during the periods when such person served). Mr. Fiondella attended 55% of the aggregate number of meetings of the Board and the committees on which he served during 2005. Mr. Huff attended 62% of the aggregate number of meetings of the Board and the committees on which he served during 2005. Mr. Kelly attended 64% of the aggregate number of meetings of the Board and the committees on which he served during 2005.

It is the policy of the Board that all directors attend the Annual General Meetings of PXRE’s shareholders and 9 directors attended last year’s Annual General Meeting.

Procedures for Contacting the Board.     Shareholders may communicate with the Board generally or a specific Board member at any time by writing to our Secretary at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary. The Secretary reviews all messages received, and forwards any

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message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board. Communications are promptly sent to the Board members to whom they are addressed, or if addressed to the Board generally, to the Chair of the Nominating/Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

Board Independence.     The Board of Directors has determined that each of its members, other than Gerald Radke and Jeffrey Radke, is “independent” as defined by the listing standards of the NYSE. Our Corporate Governance Guidelines include the following categorical standards to be applied by the Board in making independence determinations:

(a)
A director will not be deemed independent until three years after the end of any of the following relationships: (i) the director is employed by PXRE (which term includes, for purposes of this section, any parent or subsidiary of PXRE); (ii) someone in the director’s immediate family, that is, a spouse, parents, children, siblings, parents-in-law, sons and daughters-in law, brothers, and sisters-in-law and anyone who shares such person’s home, is employed by PXRE as an executive officer; (iii) the director is employed by or affiliated with PXRE’s present or former independent or internal auditors; (iv) someone in the director’s immediate family is employed or affiliated with PXRE’s present or former internal or independent auditors; or (v) the director or someone in her/his immediate family is employed as an executive with another entity that concurrently has as a member of its compensation (or equivalent) committee of the board of directors, any of PXRE’s executive officers.

(b)
The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) the director, or any of his or her immediate family members who is an executive officer of PXRE, accepts or has accepted payments (including political contributions and payments pursuant to personal services or consulting contracts), directly or indirectly, from PXRE, the Chairperson, Chief Executive Officer or other executive officer, other than for service as a member of the Board or a committee of the Board and other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), of less than $100,000 during any of the past three twelve-month periods; and (ii) the director is an executive officer or employee, or has an immediate family member who is an executive officer or employee, of any organization to which PXRE made or from which PXRE received payments for property or services in an annual aggregate amount that is less than 2% of such organization’s consolidated gross revenues or $1 million, whichever is greater, in any of the past three fiscal years.

(c)
For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and, therefore, whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above.

In establishing and applying these independence criteria, the Board of PXRE seeks to ensure independence from management. Accordingly, these criteria do not provide that, and PXRE does not view the ownership of even a significant amount of stock of PXRE, by itself, as a bar to the Board determining when a director is independent.

Audit Committee Independence.     In determining Audit Committee member independence, the Board applies the independence standards of the NYSE, the categorical standards set forth in our Corporate Governance

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Guidelines, and the following additional categorical standards, which are set forth in our Audit Committee Charter:

(a)
No Audit Committee member or immediate family member (as such term is used in our Corporate Governance Guidelines) of such Committee member may be an “affiliated person” of PXRE or any of its subsidiaries, as that term is defined by the rules and regulations of the Commission; and

(b)	No Audit Committee member shall accept any consulting, advisory, or other fees from PXRE, except for fees for services as a director and member of the Audit Committee and any other Board committee.

Independence Determinations of the Board.     The Board has determined that each of Messrs. Browne, Josephson and McLoughlin and Ms. Luscombe satisfies the categorical independence standards set forth in our Corporate Governance Guidelines and are “independent” within the meaning of the applicable rules of the NYSE.

The Board has further determined that each of the directors serving on the Audit Committee (Messrs. Josephson and McLoughlin and Ms. Luscombe) satisfies the categorical independence standards set forth in our Audit Committee Charter and are “independent” within the meaning of the applicable rules of the NYSE and the Commission.

Each of Messrs. Cooper, Huff, Kelly and Stavis (the “Class IV Directors”) has been designated by persons who own varying significant amounts of our Preferred Shares and Convertible Common Shares. The Board has evaluated this fact and the relationship of the Class IV Directors with management, and determined that each of the Class IV Directors is independent under the categorical independence standards set forth in our Corporate Governance Guidelines and also within the meaning of the applicable rules of the NYSE.

The Board has determined that Mr. Gerald Radke and Mr. Jeffrey Radke are not independent from management as defined by the listing standards of the NYSE.

Executive Sessions of Non-Management Directors.     In order to promote open discussion among the non-management directors, the Board schedules regular executive sessions, at least four times each year, in which those directors meet without management participation. Unless the Chairman of the Board is an independent director of the Board, the chair of each executive session will rotate amongst the chairpersons of the company’s standing committees in the following order: (1) Audit, (2) Investment, (3) Human Resources and (4) Nominating/ Corporate Governance. Any interested party may contact the independent directors as a group or the presiding director by using the procedures set forth above under “Procedures for Contacting the Board.”

Board Committees.     There are five standing committees of the Board of Directors: the Audit Committee, the Human Resources Committee, the Investment Committee, the Nominating/Corporate Governance Committee and the Executive Committee. The members of each of these committees are “independent” within the meaning of the applicable rules of the NYSE and the Commission, except for Messers. Gerald Radke and Jeffrey Radke, each of whom is a member of the Executive Committee.

Audit Committee.     The current members of the Audit Committee are Messrs. McLoughlin (Chairman), Josephson and Ms. Luscombe. Mr. Fiondella served as a member of the Audit Committee through February 22, 2006, when he retired from the Board of Directors due to health reasons. The members of the Audit Committee are responsible for, among other things, assisting the Board of Directors in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors. A copy of the Charter of the Audit Committee is available on our website – http://www.pxre.com. In 2005, the Audit Committee met 7 times.

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The Board has determined Messrs. McLoughlin and Josephson each qualify as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission. The Board has further determined that Ms. Luscombe is financially literate as required within the applicable rules of the NYSE.

The Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, or auditing matters. The Audit Committee has overseen the creation of a telephone hotline. All submissions may be made on a confidential, anonymous basis, but the Audit Committee encourages that anyone making a submission supply his or her contact information to facilitate follow-up, clarification and assistance with investigations of the concern or complaint. We do not permit retaliation or discrimination of any kind against employees for any complaints submitted in good faith.

Human Resources Committee.     The current members of the Human Resources Committee are Messrs. Huff (Chairman), Kelly and McLoughlin. Mr. Fiondella served as the Chairman of the Human Resources Committee through February 22, 2006, when he retired from the Board of Directors due to health reasons. The Human Resources Committee performs the functions of a compensation committee, including approval of the compensation paid to the Chief Executive Officer and other executive officers and the administration of our various stock option and other compensation plans. A copy of the Charter of the Human Resources Committee is available on our website – http://www.pxre.com. In 2005, the Human Resources Committee met 3 times.

Nominating/Corporate Governance Committee.     The current members of the Nominating/Corporate Governance Committee are Messrs. Browne (Chairman), Josephson, Kelly and Stavis. Mr. Fiondella served as a member of the Nominating/Corporate Governance Committee through February 22, 2006, when he retired from the Board of Directors due to health reasons. The Nominating/Corporate Governance Committee identifies, evaluates and recommends to the Board individuals who have credentials qualifying them to be directors of PXRE’s Board, either for appointment to the Board or to stand for election at a meeting of the shareholders, and develops and recommends to the Board corporate governance guidelines for PXRE. A copy of the Charter of the Nominating/Corporate Governance Committee is available on our website – http://www.pxre.com. The Nominating/Corporate Governance Committee met 3 times in 2005.

The Nominating/Corporate Governance Committee considers recommendations for director nominees from a variety of sources, including members of our Board and those of our subsidiaries, business contacts, significant shareholders, community leaders, third-party advisory services and members of management. The Nominating/Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with our Bye-Laws and the applicable rules and regulations of the Commission.

The Board believes that all of its members should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its members should ideally reflect a mix of experience and other qualifications. At a minimum, any director candidate must satisfy all applicable requirements under the Exchange Act and the listing standards of the NYSE for members of committees of boards of directors. In addition, the Nominating/Corporate Governance Committee may take into consideration a director candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business, willingness and ability to devote time to board and committee duties, financial literacy, risk management skills, and, for incumbent members of the Board, his or her past performance.

The Nominating/Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations must be in writing and sent to our corporate secretary at P.O. Box 1282, Hamilton HM FX, Bermuda, Attn: Secretary, not later than 60 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to shareholders. The shareholder’s notice must set forth for a

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person proposed to be nominated, the person’s consent to being named in the Proxy Statement as a nominee and to serving as a director if elected and (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed under applicable rules and regulations of the Commission, including the written consent of the person proposed to be nominated to being named in the Proxy Statement as a nominee and to serving as a director if elected. The shareholder’s notice must also set forth as to the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of Common Shares that are owned of record by such shareholder and beneficially by such beneficial owner.

Investment Committee.     The members of the Investment Committee are Ms. Luscombe (Chairwoman) and Messrs. Browne, Cooper and Stavis. The members of the Investment Committee are responsible for monitoring and approving the investment policies and the investments of PXRE and our reinsurance subsidiaries, including PXRE Reinsurance Ltd. (“PXRE Bermuda”) and PXRE Reinsurance Company (“PXRE Reinsurance”), and for overseeing investment management, which during 2005, was carried out by General Re – New England Asset Management, Inc. and by Mariner Investment Group, Inc. In 2005, the Investment Committee met 4 times.

Executive Committee.     The current members of the Executive Committee are Messrs. G. Radke, J. Radke, Cooper and Huff. Mr. Fiondella served as a member of the Executive Committee through February 22, 2006, when he retired from the Board of Directors due to health reasons. The Executive Committee is vested with the authority to exercise the powers of the full Board of Directors during the intervals between its meetings. The Executive Committee did not meet in 2005.

Code of Ethics. We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees. This code meets the definition of “code of ethics” under the rules and regulations of the Commission.

We have posted the code on our website – http://www.pxre.com and included it as an exhibit to our annual report on Form 10-K for fiscal 2005, which we have filed with the Commission.

Report of the Audit Committee of the Board of Directors of PXRE

The Audit Committee of the PXRE Board of Directors (the “Audit Committee”) is composed of three independent directors, within the meaning of the rules of the Commission and the NYSE, and operates under a written charter adopted by the Board of Directors on February 11, 2003 and as amended on February 10, 2004. A copy of the Charter of the Audit Committee is available on our website – http://www.pxre.com. As of the date of this Report, the members of the Audit Committee are Philip R. McLoughlin (Chairman), Mural R. Josephson and Wendy Luscombe. Mr. Fiondella served as a member of the Audit Committee through February 22, 2006, when he retired from the Board of Directors due to health reasons. The Board has determined Messrs. McLoughlin and Josephson each qualify as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission, and that Ms. Luscombe is financially literate as required within the applicable rules of the NYSE. The Audit Committee met 7 times in 2005. The Audit Committee, subject to shareholder approval, appoints PXRE’s independent auditors and oversees their performance.

Management is responsible for PXRE’s financial reporting process, including the establishment and effectiveness of its system of internal controls, and for the preparation of consolidated financial statements in accordance with applicable laws, regulations and accounting principles generally accepted in the United States of America. PXRE’s independent auditors are responsible for performing an independent audit of the financial

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statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. Our responsibility is to assist the Board of Directors in the monitoring and oversight of these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on PXRE’s financial statements. Furthermore, our considerations and discussions with management and the independent auditors do not assure that PXRE’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America, that the audit of PXRE’s financial statements has been carried out in accordance with generally accepted auditing standards or that PXRE’s independent auditors are in fact “independent.”

In performing our oversight role, we have reviewed and discussed PXRE’s consolidated financial statements, with particular attention to losses incurred in the fourth quarter in connection with Hurricanes Katrina, Rita and Wilma, with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented. PXRE’s independent auditors also provided us with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and we discussed with the independent auditors that firm’s independence including a review of audit and non-audit fees.

During fiscal year 2005, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. Based upon our discussions with management and the independent auditors and our review of the representations of management and the report of the independent auditors to the Committee, we recommended to the Board of Directors that the PXRE’s audited consolidated financial statements be included in the PXRE’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Dated: March 15, 2006

AUDIT COMMITTEE
Philip R. McLoughlin (Chairman)
Mural R. Josephson
Wendy Luscombe

Compensation of Directors

Cash Compensation.     In 2005, each non-employee director, other than the Chairman, received an annual retainer of $35,000. The Audit Committee Chairperson received an additional retainer of $12,000. All other Committee Chairpersons and the Vice Chairman of the Board received additional retainers of $6,000. In addition, the directors receive Board meeting fees of $2,000 per day that the director attends meetings. During the 2005 fiscal year, we paid a total of $760,000 in directors’ fees. See “Other Compensation” below. Our Chairman, Gerald Radke, was paid a $50,000 chairman fee for the period of July 1, 2004 through June 30, 2005 pursuant to a consulting services agreement which expired on June 30, 2005. See “Certain Relationships and Related Party Transactions – Consulting Services Agreement – Gerald Radke.” Upon expiration of the consulting services agreement, the Board of Directors determined that the Chairman of the Board would be paid an annual retainer of

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$50,000 and directed payment of $25,000 be paid to Mr. Gerald Radke on July 1, 2005, representing the pro rated portion of the annual retainer for the period of July 1, 2005 through December 31, 2005.

Other Compensation.     Under the PXRE Director Equity and Deferred Compensation Plan (the “Director Compensation Plan”), non-employee directors may elect to defer receipt of the annual retainer and fees for services as a member of the Board of Directors and such directors are allowed to elect, prior to the subject year, to receive all or a portion of the annual retainer amount and the fee-for-services amount in our Common Shares or options to purchase our Common Shares. Deferred amounts are credited with earnings (losses) mirroring the fund or funds provided in our 401(k) Savings and Investments Plan that are designated by the director. The number of shares that may be awarded to a director upon such director’s election to receive Common Shares is the number of whole shares equal to (i) the amount elected to be deferred divided by (ii) the fair market value per Common Share, as determined pursuant to the Director Compensation Plan.

The number of whole Common Shares subject to an option grant under the Director Compensation Plan is determined by dividing the amount elected by the “option value”, as determined pursuant to the Director Compensation Plan. The exercise price per share under each option is equal to the fair market value per share, as determined pursuant to the Director Compensation Plan. Options granted under the Director Compensation Plan are immediately exercisable and may be exercised until the tenth anniversary of the date of grant. In the event a director terminates service on the Board, such person’s options are exercisable for three years after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.

During the 2005 fiscal year, no Common Shares or options to purchase Common Shares were awarded pursuant to the Director Compensation Plan.

The Director Compensation Plan is administered by the Board of Directors. The Board of Directors has full power and authority to construe and interpret the Director Compensation Plan and adopt and amend such rules and regulations for the administration of the Director Compensation Plan as it deems desirable. The Board of Directors may amend the Director Compensation Plan as it deems advisable, provided that shareholder approval is required for any amendment to the Director Compensation Plan that (i) materially increases the benefit accruing to participants under the Director Compensation Plan, (ii) increases the number of securities that may be issued under the Director Compensation Plan or (iii) materially modifies the requirements for participants in the Director Compensation Plan. Additionally, no amendment may materially and adversely affect any right of a director with respect to any option previously granted without such director’s written consent. The Board of Directors may terminate the Director Compensation Plan at any time. If not earlier terminated by the Board of Directors, the Director Compensation Plan will terminate immediately following the annual general meeting of shareholders in 2007.

Under the PXRE Director Stock Plan, as amended (the “Director Stock Plan”), each non-employee director is automatically granted, on the date of each annual general meeting, an option exercisable (subject to a three-year vesting period) for the purchase of 5,000 Common Shares at a price per share equal to the market value at the date of grant. The option vests ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), the Common Shares of PXRE ceasing to be publicly traded or the death, disability or retirement of the director, which will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability (as determined by the Board of Directors) or retirement (as defined under the Director Stock Plan),

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which termination occurs six months following the prior annual general meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director at a price per share equal to the fair market value at the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement or disability, the total number of option shares will become immediately exercisable and will continue to be exercisable for three years (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, such person’s options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be re-priced after the date of grant (other than in connection with an adjustment in our Common Shares, as provided in the Director Stock Plan).

Additionally, commencing in 2004, under the Director Stock Plan each non-employee director was automatically granted, on the date of each annual general meeting of shareholders, 2,500 Common Shares subject to certain restrictions. The restrictions on the restricted shares lapse ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), the Common Shares of PXRE ceasing to be publicly traded or the death, disability or retirement of the director, which will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior annual general meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the director’s last day of service.

As of the Record Date, options for a total of 244,667 Common Shares had been granted, net of cancellations and exercises, pursuant to the Director Stock Plan, of which a total of 164,660 Common Shares are currently exercisable. As of the Record Date, 112,999 restricted Common Shares had been granted, net of cancellations, pursuant to the Director Stock Plan, 73,992 of which are currently vested. Directors who are granted restricted Common Shares under the Director Stock Plan are entitled to receive dividends on and to vote such Common Shares during the restricted period.

Pursuant to the terms of the Director Stock Plan, a total of 22,500 restricted Common Shares and options to acquire 45,000 Common Shares were due to be granted to directors at the upcoming Annual General Meeting on May 9, 2006. As of the Record Date, only 54,668 Common Shares remain authorized and unissued under the Director Stock Plan, leaving a deficit of 12,832 Common Shares. The Board of Directors has therefore determined to amend the Director Stock Plan to provide a pro rata reduction of the scheduled grant of options to acquire Common Shares and each non-employee director will therefore only receive options to acquire 3,574 Common Shares on May 9, 2006.

PXRE announced on February 17, 2006 that the Board of Directors had decided to explore strategic alternatives and had engaged Lazard to assist us in the process. This decision was made as a result of the occurrence of significant losses during the fourth quarter of 2005 and the downgrade of PXRE’s credit rating to a level that is generally unacceptable to our reinsurance clients and brokers.

As part of the Board’s strategic evaluation, the Human Resources Committee of the Board of Directors will be undertaking a comprehensive re-assessment of PXRE’s director compensation policies and practices to ensure that such policies and practices are consistent with whatever strategic objectives the Board of Directors ultimately decides to pursue. This review will include an evaluation of the Director Stock Plan.

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The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan, but has no authority with respect to the selection of directors to receive options, the number of Common Shares subject to the Director Stock Plan or to each grant thereunder, or the option price for Common Shares subject to options. The Board of Directors may amend the Director Stock Plan as it deems advisable, but may not, without further approval of the shareholders, increase the maximum number of Common Shares under the Director Stock Plan or options or restricted Common Shares to be granted thereunder, change the option price or price of the restricted Common Shares provided in the Director Stock Plan, extend the period during which options or restricted Common Shares may be granted or exercised, or change the class of persons eligible to receive options or restricted Common Shares.

Under the PXRE Non-Employee Director Deferred Stock Plan (the “Director Plan”), our eligible non-employee directors upon becoming directors are each granted the right to receive 2,000 Common Shares (subject to anti-dilution adjustments) at certain specified times following their respective terminations as directors. Effective as of January 1, 2003, the Director Plan was terminated; however, the terms of the Director Plan will continue to apply to those awards that have previously been granted to the non-employee directors but pursuant to which Common Shares have not yet been delivered. As of the Record Date, our eligible non-employee directors as a group have the right to receive a total of 12,000 Common Shares pursuant to the terms of the Director Plan.

On each date that dividends are paid to holders of our Common Shares, each director who was granted the right to receive Common Shares under the Director Plan is paid an amount in cash equal to the product of (i) the dividend per Common Shares for the applicable dividend payment date and (ii) the number of Common Shares that have been granted to the director, but that have not yet been delivered.

The Director Plan is administered by the Board of Directors, which may amend or terminate the Director Plan at any time. However, no such amendment or termination may reduce the number of Common Shares granted to the directors prior to such amendment or termination. As discussed above, effective January 1, 2003, the Board of Directors terminated the Director Plan.

Stock Ownership Guidelines

We have implemented stock ownership guidelines in order to better align the long-term interests of the members of our Board of Directors with our interests. The guidelines, which may be achieved over a five-year period from the time the director becomes subject to these guidelines, would result in each member of the Board of Directors owning Common Shares or options to purchase Common Shares with a value equal to three times the annual retainer amount. This policy is not applicable to the Class IV Directors.

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PROPOSAL 2:

REAPPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

The Audit Committee of the Board of Directors is recommending that the firm of KPMG LLP (“KPMG”) be reappointed as our independent auditors for the fiscal year ending December 31, 2006. This recommendation is being presented to the shareholders for their approval at the Annual General Meeting. KPMG has audited our financial statements since June 2001. A representatives of KPMG is expected to attend the annual general meeting, with the opportunity to make a statement if he or she so desires and to respond to questions. Shareholders at the annual general meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

Fees Paid to Independent Auditors

The following table sets forth the aggregate fees billed to the Company and its subsidiaries by KPMG, our independent auditors, for each of the fiscal years ended December 31, 2005 and 2004:

Category	December 31, 2005	December 31, 2004

Audit Fees(1)	$1,038,922	$1,411,928
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$64,020	$16,963
All Other Fees(4)	$2,400	$1,900
Total	$1,105,342	$1,430,791

(1)
The aggregate audit fees billed by KPMG were for professional services rendered for the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our Forms 10-Q, including services related thereto such as fees for statutory audits required by insurance regulatory authorities, comfort letters, consents, assistance with and review of documents filed with the Commission, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

(2)	There were no Audit-Related fees billed in 2005 or 2004.
(3)	Services comprising Tax Fees relate to tax compliance and expatriate tax services (including tax advice and tax planning).
(4)	Services comprising All Other Fees relate to the purchase of online accounting research software.

Pre-approval Policies and Procedures.     The Audit Committee has adopted policies and procedures to pre-approve all audit and permitted non-audit services performed by our independent auditor. These policies and procedures are set forth in our Audit Committee Charter.

Applicable Commission rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and All Other, none were billed pursuant to these provisions in fiscal 2005 and 2004 without pre-approval.

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THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF KPMG AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006 AND THE REFERRAL TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION.

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EXECUTIVE COMPENSATION

The following tables and narrative text describe the compensation paid in 2005 and the two prior fiscal years to each person who was the Chief Executive Officer during 2005 and our four other most highly compensated executive officers. Also described below is certain future compensation such individuals may be eligible to receive upon retirement or following certain terminations of employment or certain changes of control.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus($)	Other Annual Compensation($)	Restricted Stock Awards($)	Securities Underlying Stock Options(#)(1)	All Other Compensation($)

Jeffrey Radke (2)	2005	$669,904	$284,077	$109,385	$359,315	0	$73,495
President and	2004	$530,769	$328,555	$92,770	$158,344	0	$79,607
Chief Executive Officer	2003	$430,024	$538,294	$92,770	$315,100	107,979	$20,885

Bruce J. Byrnes (3)	2005	$378,491	$113,358	—	$490,000	0	$40,423
General Counsel	2004	$367,393	$143,257	—	$462,012	0	$35,015
and Secretary	2003	$340,471	$341,206	—	$248,658	23,508	$23,700
PXRE Corporation

John Daly (4)	2005	$338,323	$83,471	$130,000	$447,998	0	$42,756
Executive Vice President	2004	$333,077	$85,556	$115,000	$420,000	0	$55,853
PXRE International Operations	2003	$311,351	$216,519	$82,500	$75,118	0	$40,174

Guy D. Hengesbaugh (5)	2005	$430,249	$108,190	$130,000	$518,009	0	$58,613
Chief Operating Officer	2004	$392,659	$175,189	$120,000	$489,991	0	$30,119
and President of PXRE	2003	$363,462	$259,405	$120,000	$263,715	24,933	$18,173
Reinsurance Ltd.

John M. Modin (6)	2005	$374,749	$—	$81,600	$200,111	0	$36,796
Executive Vice President	2004	$369,401	$107,140	$81,600	$1,294,645	0	$34,522
and Chief Financial Officer	2003	$324,549	$243,463	—	$182,367	14,571	$10,835

Robert P. Myron (7)	2005	$246,265	$66,125	$35,000	$201,612	0	$44,142
Executive Vice President	2004	$224,332	$127,240	$15,000	$168,512	0	$16,723
and Chief Financial Officer	2003	$188,373	$121,740	$13,750	$45,990	6,476	$6,154

(1)	Consists of non-qualified options granted in respect of our Common Shares pursuant to the 2002 and 1992 Officer Incentive Plans.
(2)	With respect to Mr. Radke:
a.
“Bonus” amounts consist of a cash bonus award in 2006 in respect of fiscal year 2005 of $174,033 and a cash bonus award in 2005 in respect of fiscal year 2004 of $218,511, in each case, pursuant to PXRE’s 2004 Incentive Bonus Compensation Plan (the “Bonus Plan”). In respect of year 2003, the Bonus amounts consist of a cash bonus award pursuant to the Restated Employee Annual Incentive Bonus Plan (the “Terminated Bonus Plan”) of $330,750. In addition for each of 2005, 2004 and 2003, the Bonus amounts also include one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2002 and 2003 of $110,044, $110,044 and $110,044, respectively. In addition, for 2003, the Bonus amounts also include a retention bonus paid pursuant to a retention agreement of $97,500.

b.	“Other Annual Compensation” consists of amounts paid to provide Bermuda housing.

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c.
“Restricted Stock Awards” include an award made pursuant to the Terminated Bonus Plan for 2003 of 6,067 restricted Common Shares. Such restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Restricted Stock Awards also include awards for 2005, 2004 and 2003 under the 2002 Officer Incentive Plan of 14,124, 5,631 and 8,299 restricted Common Shares, respectively. Pursuant to the 2002 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 24, 2009. The aggregate holdings and market value of restricted Common Shares held by Mr. Radke on December 31, 2005 was 34,105 restricted Common Shares with a market value of $442,001 as of such date.

d.
“All Other Compensation” consists of $33,495, $25,556 and $20,885 that we contributed in 2005, 2004 and 2003 to the 401(k) Plan and the related defined contribution portion of the Supplemental Executive Retirement Plan (“SERP”), $24,000 and $15,750 contributed to the 401(k) plan and SERP for in 2005 and 2004, respectively, representing a profit sharing contribution and $38,100 paid for the purchase of a car in 2004. In 2005, “All Other Compensation” also included a $16,000 home leave travel allowance.

(3)	With respect to Mr. Byrnes:
a.
“Bonus” amounts consist of a cash bonus award in 2006 in respect of fiscal year 2005 of $45,227 and a cash bonus award in 2005 in respect of fiscal year 2004 of $75,126, in each case, pursuant to the Bonus Plan. In respect of 2003, the Bonus amounts consist of a cash bonus award pursuant to the Terminated Bonus Plan of $190,575. In addition for each of 2005, 2004 and 2003, the Bonus amounts also include one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2002 and 2003 of $68,131, $68,131 and $68,131, respectively. In addition, for 2003, the Bonus amounts also include a retention bonus paid pursuant to a retention agreement of $75,000.

b.
“Restricted Stock Awards” include awards made pursuant to the Terminated Bonus Plan for 2003 of 3,496 restricted Common Shares, which restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Restricted Stock Awards also include awards for 2005, 2004 and 2003 under the 2002 Officer Incentive Plan of 19,261, 16,430 and 7,022 restricted Common Shares. Pursuant to the 2002 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 24, 2009. The aggregate holdings and market value of restricted Common Shares held by Mr. Byrnes on December 31, 2005 was 42,558 restricted Common Shares with a market value of $551,552 as of such date.

c.
“All Other Compensation” consists of $21,883, $17,315 and $16,500 that we contributed in 2005, 2004 and 2003, respectively, to the 401(k) Plan and SERP, $11,340 and $10,500 contributed to the 401(k) plan for 2005 and 2004, respectively, representing a 3% profit sharing contribution and $7,200 paid by PXRE during each of 2005, 2004 and 2003, respectively, in respect to a car allowance.

(4)	With respect to Mr. Daly:
a.
“Bonus” amounts consist of a cash bonus award in 2006 in respect of fiscal year 2005 of $40,202 and a cash bonus award in 2005 in respect of fiscal year 2004 of $42,287, in each case, pursuant to the Bonus Plan. In respect of 2003, the Bonus amounts consist of a cash bonus awards pursuant to the Terminated Bonus Plan of $173,250. In addition for each of 2005, 2004 and 2003, the Bonus amounts also include $43,269, which is equal to one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2003 and 2002 combined.

b.	“Other Annual Compensation” consists of amounts paid to provide Bermuda housing.
c.
“Restricted Stock Awards” include awards made pursuant to the Terminated Bonus Plan for 2003 of 3,178 restricted Common Shares, which restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Restricted Stock Awards also include awards for 2005 and 2004 under the 2002 Officer Incentive Plan of 17,610 and 14,936 restricted Common Shares. Pursuant to the

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2002 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 24, 2009. The aggregate holdings and market value of restricted Common Shares held by Mr. Daly on December 31, 2005 was 32,536 restricted Common Shares with a market value of $421,667 as of such date.

d.
“All Other Compensation” consists of $16,676, $16,422 and $13,269 that we contributed in 2005, 2004 and 2003 to the Bermuda Pension Scheme, $10,080 and $9,600 contributed to the Bermuda Pension Scheme in 2005 and 2004, respectively, representing a 3% profit sharing contribution. In addition, All Other Compensation includes $29,831 and $6,905 paid in 2004 and 2003 under the PXRE relocation policy in respect to family leave and $20,000 paid for the purchase of a car in 2003. Mr. Daly joined PXRE in November of 2002. In 2005, All Other Compensation also included a $16,000 home leave travel allowance.

e.
On April 4, 2006, the Company provided Mr. Daly with notice of non-renewal under the Daly Agreement. Mr. Daly’s employment will, therefore, terminate on September 1, 2006. Pursuant to the terms of the Daly Agreement, Mr. Daly has been placed on “garden leave” until September 1, 2006.

(5)	With respect to Mr. Hengesbaugh:
a.
“Bonus” amounts consist of a cash bonus award in 2006 in respect of fiscal year 2005 of $50,910 and a cash bonus award in 2005 in respect of fiscal year 2004 of $117,909, in each case, pursuant to the Bonus Plan. In respect of 2003, the Bonus amounts consist of a cash bonus award pursuant to the Terminated Bonus Plan of $202,125. In addition for each of 2005, 2004 and 2003, the Bonus amounts also include $57,280, which is equal to one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2003 and 2002 combined.

b.	“Other Annual Compensation” consists of amounts paid to provide Bermuda housing.
c.
“Restricted Stock Awards” include awards made pursuant to the Terminated Bonus Plan for 2003 of 3,708 restricted Common Shares, which restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Restricted Stock Awards also include awards for 2005, 2004 and 2003 under the 2002 Officer Incentive Plan of 20,362, 17,425 and 7,447 restricted Common Shares, respectively. Pursuant to the 2002 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 24, 2009. The aggregate holdings and market value of restricted Common Shares held by Mr. Hengesbaugh on December 31, 2005 was 42,614 restricted Common Shares with a market value of $552,277 as of such date.

d.
“All Other Compensation” consists of $20,848, $19,019 and $18,173 that we contributed in 2005, 2004 and 2003, respectively, to the Bermuda Pension Scheme, and $12,765 and $11,100 contributed to the Bermuda Pension Scheme for 2005 and 2004, respectively, representing a 3% profit sharing contribution. In 2005, All Other Compensation includes $25,000 paid in respect of a car allowance.

(6)	With Respect to Mr. Modin:
a.
Mr. Modin resigned from PXRE effective as of January 6, 2006. PXRE has elected to enforce the non-competition and non-solicitation covenants contained in Mr. Modin’s employment agreement, under the terms of which Mr. Modin will be prohibited from engaging in various competitive activities and from soliciting clients and employees of PXRE for one year. In return, PXRE is required to pay Mr. Modin an amount equal to his base salary of $372,600 in bi-weekly intervals over the next year with an additional lump sum payment equal to his base salary of $372,600 payable in January, 2007. In addition, PXRE is to continue to provide Mr. Modin with certain employee benefits or their economic equivalents for a one year period.

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b.
In respect of years 2004 and 2003, the “Bonus” amounts consist of cash bonus awards pursuant to the Terminated Bonus Plan of $45,590 and $181,913, respectively. In addition for 2004 and 2003, the Bonus amounts also include $61,550, which is equal to one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2002 and 2003 combined.

c.	“Other Annual Compensation” consists of amounts paid to provide Bermuda housing.
d.
“Restricted Stock Awards” include awards made pursuant to the Terminated Bonus Plan for 2003 of 3,337 restricted Common Shares. Such restricted Common Shares were forfeited upon Mr. Modin’s resignation. Restricted Stock Awards also include awards for 2005, 2004 and 2003 under the 2002 Officer Incentive Plan of 7,866, 46,040 and 4,352 restricted Common Shares, respectively. All restricted Common Shares granted to Mr. Modin under the 2002 Officer Incentive Plan were forfeited upon his resignation.

e.
“All Other Compensation” consists of $18,418, $16,972 and $3,635 that we contributed in 2005, 2004 and 2003, respectively, to the 401(k) Plan and SERP, $11,178 and $10,350 contributed to the 401(k) plan for 2005 and 2004, respectively, representing a 3% profit sharing contribution and $7,200 paid by PXRE during each of 2005, 2004 and 2003 in respect of a car allowance.

(7)	With Respect to Mr. Myron:
a.
“Bonus” amounts consist of a cash bonus award in 2006 in respect of fiscal year 2005 of $38,885 and a cash bonus award in 2005 in respect of fiscal year 2004 of $100,000, in each case, pursuant to the Bonus Plan. In respect of 2003, the Bonus amounts consist of a cash bonus awards pursuant to the Terminated Bonus Plan of $94,500. In addition for each of 2005, 2004 and 2003, the Bonus amounts also include $27,240 which is equal to one third of the bonus earned pursuant to the Terminated Bonus Plan in excess of 150% of target in years 2002 and 2003 combined.

b.	“Other Annual Compensation” consists of amounts paid to provide Bermuda housing.
c.
“Restricted Stock Awards” include awards made pursuant to the Terminated Bonus Plan for 2003 of 1,734 restricted Common Shares, which restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Restricted Stock Awards also include awards for 2005, 2004 and 2003 under the 2002 Officer Incentive Plan of 7,925, 4,552 and 1,934 restricted Common Shares, respectively. Pursuant to the 2002 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 24, 2009. The aggregate holdings and market value of restricted Common Shares held by Mr. Myron on December 31, 2005 was 14,041 restricted Common Shares with a market value of $181,971 as of such date.

d.
“All Other Compensation” consists of $11,896, $10,423 and $6,154 that we contributed in 2005, 2004 and 2003, respectively, to the Bermuda Pension Scheme, and $7,245 and $6,300 contributed to the Bermuda Pension Scheme for 2005 and 2004, respectively, representing a 3% profit sharing contribution. In 2005, includes $25,000 paid in respect of a car allowance.

Option Grants in Last Fiscal Year

No stock options were granted to executive officers in 2005.

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Aggregated Stock Option Exercises in the Last Fiscal Year
and Stock Option Values at December 31, 2005

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Stock Options at 12/31/05 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Stock Options at 12/31/05 ($)(1) Exercisable/Unexercisable

Jeffrey Radke (2)	0	$0	221,910/106,069	23,000/0
Bruce J. Byrnes (3)	56,250	$456,417	21,754/20,504	0/0
John Daly (4)	0	$0	37,500/12,500	0/0
Guy Hengesbaugh (5)	0	$0	31,216/18,717	0/0
John Modin (6)	0	$0	22,285/0	0/0
Robert P. Myron (7)	0	$0	3,238/3,238	0/0

(1)	Represents the difference between the closing price of our Common Shares as reported on the NYSE on December 31, 2005, which was $12.96, and the exercise prices of the options.
(2)
For Mr. J. Radke, consists of options for 327,979 Common Shares granted in 2000 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $12.50 to $23.78 per share, 221,910 of which options were exercisable at December 31, 2005.

(3)
For Mr. Byrnes, consists of options for 42,258 Common Shares granted in 2001 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $15.95 to $23.78 per share, 21,754 of which options were exercisable at December 31, 2005.

(4)
For Mr. Daly, consists of options for 50,000 Common Shares granted in 2002 pursuant to the 2002 Officer Incentive Plan at an exercise price of $19.88 per share, 37,500 of which were exercisable at December 31, 2005.

(5)
For Mr. Hengesbaugh, consists of options for 49,933 Common Shares granted in 2002 and 2003 pursuant to the 2002 Officer Incentive Plan at exercise prices ranging from $20.23 to $23.78 per share, 31,216 of which options were exercisable at December 31, 2005.

(6)
Mr. Modin resigned effective January 6, 2006 and, as a result of such termination, forfeited unvested options for 12,286 Common Shares. The exercisable options to acquire 22,285 Common Shares were granted in 2003 and 2002 pursuant to the 2002 Officer Incentive Plan at exercise prices ranging from $23.78 to $24.17 per share. As a result of Mr. Modin’s resignation, such options will expire in March 2006.

(7)
For Mr. Myron, consists of options for 6,476 Common Shares granted in 2003 pursuant to the 2002 Officer Incentive Plan at an exercise price of $23.78 per share, 3,238 of which options were exercisable at December 31, 2005.

Pension Plan

The PXRE Reinsurance Company Retirement Plan and the Supplemental Executive Retirement Plan were frozen effective April 1, 2004 (the “Freeze Date”). No employee will become eligible to participate in the plans after that date and benefits will not be increased as a result of service credited or compensation earned after the Freeze Date. Employees who are employed by PXRE Reinsurance Company or an affiliate after the Freeze Date will continue to be credited with years of service for vesting purposes, eligibility for early retirement, disability retirement and pre-retirement death benefits under the plans. As of December 31, 2005, Mr. Radke was vested in his accrued pension benefits, but Messrs. Byrnes, Daly, Hengesbaugh and Modin had not yet satisfied the service requirement for vesting in the plans. The total annual accrued benefits under the PXRE Reinsurance Company

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Retirement Plan and the Supplemental Executive Retirement Plan as a life annuity upon retirement at age 65 as of the Freeze Date is as follows: Mr. Radke: $59,460; Mr. Byrnes; $37,140; Mr. Daly: $15,852; Mr. Hengesbaugh: $22,128 and Mr. Modin: $18,384.

Stock Performance Graph

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PXRE, S&P 500 AND DOW JONES PROPERTY AND CASUALTY INDEX

Company / Index	2000	2001	2002	2003	2004	2005

PXRE GROUP LTD	100	106.07	148.92	144.96	156.56	82.26
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
DOW JONES PROPERTY & CASUALTY INDEX	100	96.06	89.37	111.05	122.35	140.51

The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 2000. For each subsequent year, our total return and the total return for each index is stated as of December 31 of such year.

Report of the Human Resources Committee of the Board of Directors of PXRE

PXRE announced on February 17, 2006 that the Board of Directors had decided to explore strategic alternatives and had engaged Lazard to assist us in the process. This decision was made as a result of the occurrence of significant losses during the fourth quarter of 2006 and the downgrade of PXRE’s credit rating to a level that is generally unacceptable to our reinsurance clients and brokers.

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As part of the Board’s strategic evaluation, the Human Resources Committee of the Board of Directors will be undertaking a comprehensive re-assessment of PXRE’s compensation policies and practices to ensure that such policies and practices are consistent with whatever strategic objectives the Board of Directors ultimately decides to pursue.

The following is a summary of our compensation practices and policies in 2005.

The Human Resources Committee performs the functions of a compensation committee. We have implemented compensation policies, plans and programs that seek to increase our profitability, and thus shareholder value, by closely aligning the financial interests of our executive officers with those of our shareholders. Emphasis is placed on our achievements as an integrated unit.

The Human Resources Committee has established an executive compensation program to achieve the following goals:

(a)	To attract and retain key executives critical to our success;

(b)	To promote the enhancement of shareholder value;

(c)	To reward executives for long-term strategic management; and

(d)	To support a performance-oriented environment resulting in above-average total compensation for above-average Company results.

Compensation Mix

Our executive compensation program consists of three components (base salary, annual incentives and long-term incentives) designed to promote the above-stated goals.

Base Salary. Base salary is targeted at the competitive median for our competitors in the reinsurance industry. For the purpose of establishing base salary levels, we, from time to time, compare the levels of executive base salary paid by us to those levels paid to the executives of other public and private reinsurance companies in the United States and Bermuda.

The Human Resource Committee reviews executive salaries in the first quarter of each year. Our Chief Executive Officer submits an annual salary plan to the Human Resources Committee and the Human Resources Committee reviews the plan and determines any appropriate modifications. Any increases in an individual executive’s salary from year to year are based on (i) increases in an individual’s responsibilities and contributions to the company, and (ii) increases in median competitive pay levels. These determinations for 2006 will take into account the strategic alternatives being considered by the Board of Directors and will be tailored to reflect decisions made in this regard. Based upon these factors, the Committee determined during the first quarter of 2005 that it was appropriate to increase executive base salaries by an average of 7.2% in 2005. As discussed below, on July 1, 2003, the Committee determined to enter into a new employment contract with Mr. Radke for the period of June 23, 2005 through December 31, 2007. Pursuant to the new employment agreement, the Chief Executive Officer’s annual base salary was increased by 52% from $525,000 to $800,000.

Annual Incentives. PXRE Group Ltd.’s 2004 Incentive Bonus Compensation Plan (the “Bonus Plan”), adopted in 2004, is intended to reflect our belief that executive compensation should be based on the achievement of corporate performance goals. The Human Resources Committee believes that return on equity is the critical measure of corporate performance, but the Human Resources Committee also believes that it is important in evaluating management’s performance to have the flexibility to set performance targets related to other measures

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such as net revenues, earnings per share, pre-tax or after-tax net income, pre-tax operating income, book value per share, market price per share, earnings available to common shareholders, operating expenses, reinsurance operating ratios or other strategic business criteria. The Human Resources Committee also established target bonuses based on a percentage of base salary (100% for the Chief Executive Officer, 65% for the Chief Operating Officer and 55% for Executive Vice Presidents). Executive officers had the opportunity to earn 0 to 240% of their target bonus based on the achievement of the designated corporate performance goals. 30% of the bonus award payable in excess of 100% of target is payable in restricted shares. The maximum cash and restricted stock bonus awards that a participant who was a “covered employee” at the end of the year for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may receive was $1 million.

The Human Resources Committee established performance goals for the 2005 fiscal year relating to return on equity, catastrophe and risk excess loss ratios, expense ratios and adverse development. The bonuses payable with respect to 2005 were determined by comparing actual corporate performance relative to the pre-established performance goals. The only performance target met or exceeded in 2005 was a target related to the Company’s gross expense ratio. As a result, bonuses equal to 21.8% of target was payable to the Company’s senior officers and bonuses equal to 26% of target were payable to junior officers and non-officer employees with respect to 2005.

Prior to 2004, annual bonuses were payable pursuant to the Restated Employee Annual Incentive Bonus Plan (the “Terminated Bonus Plan”), which was terminated in February 2004. Under the Terminated Bonus Plan, the bonus percentage in excess of 150% of the target bonus was deferred into a future bonus pool that is payable in any subsequent year or years in which the full target bonus was not achieved. In each of 2002 and 2003, the bonus percentage under the Terminated Bonus Plan exceeded 150% and the portion of the bonus in excess of 150% of the target bonus was deferred in accordance with the terms of such plan. Upon termination of the Terminated Bonus Plan, the Human Resources Committee determined to pay out such deferred amounts in three equal annual installments to officers and in a single lump sum for non-officers in each case subject to their continued employment with the Company commencing in March, 2004.

Long-Term Incentives. At the 2002 annual general meeting of our shareholders, the 2002 Officer Incentive Plan was approved to replace the 1992 Officer Incentive Plan which expired in 2002. The 1992 Officer Incentive Plan and the 2002 Officer Incentive Plan are substantially similar in all material respects. The 2002 Officer Incentive Plan provides the Human Resources Committee with the flexibility to grant long-term incentives in two forms: stock options and restricted stock.

Each year, the Human Resources Committee determines whether it is appropriate to grant stock option and/or restricted stock awards to eligible executive officers. Grants for each officer are determined based on industry norms, with the Human Resources Committee having the flexibility to adjust individual awards. Awards are considered in conjunction with the annual salary plan and the overall goals of our executive compensation program. The Human Resources Committee believes that its past long-term incentive awards have focused, and its future awards will continue to focus, management’s attention on building shareholder value. In February 2004, the Human Resources Committee determined that it would move towards restricted stock awards and cease issuing stock options.

The Human Resources Committee granted 214,312 Restricted Shares in February 2005 to the Company’s officers pursuant to the 2002 Officer Incentive Plan. Such grants were made pursuant to the Human Resources Committee’s evaluation of each grantee’s base salary and position with the Company, the fair market value of the Common Shares on the date of grant and competitive compensation levels within the industry.

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Equity Ownership. The Board of Directors believes that it is in the best interest of PXRE and its shareholders to align the financial interests of our senior officers with those of our shareholders. In the past, PXRE has sought to promote this alignment of interests through equity- based compensation plans. In order to further this policy and clarify its intent for senior officers, the Board of Directors believed that it was appropriate to adopt formal guidelines concerning the amount of shares that PXRE expects its senior officers to hold over the long term. Accordingly, on February 10, 2004, the Board established the following Equity Ownership Guidelines for the amount of stock that executives (as a multiple of base salary) should hold:

Title	Multiple	Time to Attain	Minimum No. of Shares

Chief Executive Officer	3X	3 years	40,000
Executive Vice President	2X	3 years	25,000
Senior Vice Presidents	1.5X	3 years	10,000

A copy of the Equity Ownership Guidelines is available on our website – http://www.pxre.com.

Chief Executive Compensation

The Human Resources Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the individual elements of the Chief Executive Officer’s total compensation based on this evaluation. The Human Resources Committee also considers relevant peer group data for U.S. and Bermuda insurance and reinsurance companies. In determining the long-term incentive component of the Chief Executive Officer compensation, the Human Resources Committee considers PXRE’s performance and shareholder returns relative to comparable companies, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.

In February 2005, the Chief Executive Officer received a restricted share grant of 14,124 Common Shares under the 2002 Officer Incentive Plan. As discussed above, such grant was determined pursuant to the Human Resources Committee’s evaluation of his base salary and position, the fair market value of the Common Shares on the date of grant and competitive CEO compensation levels within the industry.

In early 2005, the Human Resources Committee undertook the renegotiation of the Chief Executive’s employment contract, which was due to expire on June 30, 2005. In connection with the renegotiation, the Committee reviewed the base salary, bonus and equity compensation paid to the chief executive officers of the Company’s primary Bermuda competitors, including the relative weight of such compensation components among the Company’s competitors. The Committee also considered net income, revenue, equity and market capitalization of the various competitors included within its study relative to PXRE. The Committee also reviewed the various terms of the employment contracts for such chief executive officers. Based on such review and Mr. Jeffrey Radke’s performance since his appointment as the Company’s Chief Executive Officer on July 1, 2003, the Committee determined to enter into a new employment contract with Mr. Radke for the period of June 23, 2005 through December 31, 2007. Pursuant to the new employment agreement, the Chief Executive Officer’s (i) annual base salary was increased by 52% from $525,000 to $800,000, (ii) target bonus was increased from 80% of base salary to 100% of base salary, and (iii) annual equity grant was adjusted such that the target equity grant would be one-half of the sum of the Chief Executive Officer’s base salary and performance bonus with respect to the prior fiscal year.

The Chief Executive Officer was paid a bonus of $174,033 under the Bonus Plan with respect to 2005, representing 21.8% of his target bonus, based on the Company’s actual performance as measured against

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performance goals established for the 2005 fiscal year relating to return on equity, catastrophe and risk excess loss ratio, gross expense ratios and adverse development and his individual achievements. In this regard, the only performance goal achieved during 2005 was the goal related to the Company’s gross expense ratio. As a result of the termination of the Terminated Bonus Plan, the Chief Executive Officer was also paid $110,044, representing one-third of the bonus amounts deferred with respect to the 2002 and 2003 bonuses under such Plan.

The Code has set certain limitations on the deductibility of compensation paid to a public company’s five most highly compensated executive officers. Provided that other compensation objectives are met, it is the Committee’s intention that executive compensation be deductible for federal income tax purposes to the extent that such executive’s compensation is paid by one of our U.S. subsidiaries.

Human Resources Committee:

Craig A. Huff (Chairman)
Jonathan Kelly
Philip R. McLoughlin

March 16, 2006

Compensation Committee Interlocks and Insider Participation

None.

Employment Agreements; Termination and Change of Control Arrangements

Employment Agreement – Jeffrey Radke. In connection with Jeffrey Radke’s service as our Chief Executive Officer, we entered into a new employment agreement with him, dated June 23, 2005 (the “Employment Agreement”), for the period June 23, 2005 through December 31, 2007. The Employment Agreement will be automatically extended for successive one year periods, unless written notice is provided by either party at least six months prior to each scheduled expiration date. Pursuant to the Employment Agreement, Jeffrey Radke will receive an annual base salary equal to $800,000 for his services as our President and Chief Executive Officer. In addition, Jeffrey Radke’s annual bonus target is equal to 100% of salary and he will be eligible to receive an annual equity grant of restricted Common Shares with a fair market value equal to one-half of the sum of (i) Jeffrey Radke’s base salary on December 31 of the prior calendar year, plus (ii) the annual bonus Jeffrey Radke earned with the respect to the prior calendar year. Jeffrey Radke also receives a housing, car and home leave allowance.

In the event that we terminate Jeffrey Radke’s employment without “cause” (as defined in the Employment Agreement) or he terminates the Employment Agreement for “good reason” (as described below), subject to his continued compliance with the confidentiality, non- compete and non-solicitation provisions of the Employment Agreement, and conditioned on the execution of a release of claims against us, he will be entitled to receive a severance payment equal to two times his base salary, plus one year of continued employee benefits and housing allowance and the vesting of all unvested equity awards. “Good reason” is generally defined as: a decrease in his base salary; our failure to pay material compensation due to him; our failure to obtain an agreement from a successor to assume the Employment Agreement; the assignment of duties which result in a diminution in his position, authority, duties or responsibilities; a relocation of his primary office outside of Bermuda or within fifty (50) miles of the borough of Manhattan in New York City; a material reduction in his benefits; or any material breach of the Employment Agreement. The Employment Agreement prohibits Jeffrey Radke from competing with us or soliciting our customers or employees for the one-year period following his termination. We have agreed to

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provide Jeffrey Radke with a gross up payment in the event that any payments received in connection with a change in control would be subject to excise taxes under Section 4999 of the Code.

Each of Messrs. Byrnes, Daly, Hengesbaugh and Myron (each an “Executive”) have entered into employment agreements with PXRE Group Ltd. and/or its subsidiaries as follows: (i) Employment Agreement, dated April 4, 2006, by and between PXRE Reinsurance Company and Bruce J. Byrnes, General Counsel & Secretary of PXRE Reinsurance Company (the “Byrnes Agreement”); (ii) the Daly Agreement; (iii) Employment Agreement, dated January 16, 2006, by and between PXRE Reinsurance Ltd. and Guy D. Hengesbaugh, President & Chief Operating Officer of PXRE Reinsurance Ltd. (the “Hengesbaugh Agreement”); and (iv) Employment Agreement, dated December 27, 2005, by and between PXRE Group Ltd. and Robert Myron, Executive Vice President & Chief Financial Officer of PXRE Group Ltd. (the “Myron Agreement”, and collectively with the Byrnes Agreement, Daly Agreement and Hengesbaugh Agreement, the “Executive Employment Agreements”). Except as otherwise noted, the terms of the Executive Employment Agreements are substantively identical. The Byrnes Agreement is for a twenty-one month term, the other Executive Employment Agreements are for two-year terms. The annual base salaries payable pursuant the Executive Employment Agreements are: Mr. Byrnes, $378,000 during 2006 with Mr. Byrnes’ annual base salary increased to $400,000 in 2007; Mr. Daly, $336,000; Mr. Hengesbaugh, $425,000; Mr. Myron, $325,000. The Executive Employment Agreements further provide each Executive with an annual incentive bonus target of 55% of base salary (in Mr. Byrnes’ case, with respect to calendar year 2007 and based on the base salary in effect on December 31, 2007) under the Company’s 2004 Incentive Bonus Compensation Plan (65% in the case of Mr. Hengesbaugh) and a long-term incentive multiple of 1.4 of base salary for purposes of determining restricted stock grants to be awarded under the Company’s 2002 Officer Incentive Plan. Under the Byrnes Agreement, if Mr. Byrnes is not awarded restricted stock grants during the first five months of 2007 with a fair market value equal to at least 1.4 times Mr. Byrnes’ base salary, then Mr. Byrnes will be paid a cash amount equal to $140,000 on December 31, 2007. Pursuant to the Executive Employment Agreements, Messrs. Hengesbaugh, Daly and Myron are entitled to housing and car allowances and Mr. Byrnes is entitled to a car allowance.

On April 4, 2006, the Company provided Mr. Daly with notice of non-renewal under the Daly Agreement. Mr. Daly’s employment will, therefore, terminate on September 1, 2006. Pursuant to the terms of the Daly Agreement, Mr. Daly has been placed on “garden leave” until September 1, 2006.

In the event that the Company terminates an Executive’s employment without “cause” (as defined in the Executive Employment Agreement) or the Executive terminates the Executive Employment Agreement for “good reason” (as described below), subject to the Executive’s continued compliance with the confidentiality, non-compete and non-solicitation provisions of the Executive Employment Agreement, and conditioned on the execution of a release of claims against us, he will be entitled to receive a severance payment equal to two times his base salary (50% of his annual base salary in the case of Mr. Byrnes), plus one year of continued employee benefits. Mr. Byrnes would also receive his retention bonus as described below. All unvested stock options and restricted shares previously granted to any such Executive under the Company’s various equity plans would also immediately vest upon such termination. “Good reason” is generally defined as: a decrease in his base salary; our failure to pay material compensation due to him; our failure to obtain an agreement from a successor to assume the Executive Employment Agreement; the assignment of duties which result in a diminution in his position, authority, duties or responsibilities; a relocation of his primary office; a material reduction in his benefits; or any material breach of the Employment Agreement. Under Mr. Myron’s and Mr. Hengesbaugh’s Employment Agreements, such Executives would also be entitled to the foregoing severance payments if they are terminated or their employment contracts are not renewed following a “change of control” (as defined in the respective Executive Employment Agreements). Under the Byrnes’ Agreement, “good reason” also includes a “change of

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control”, provided that Mr. Byrnes provides written notice of his resignation within 60 days of such change of control. The Executive Employment Agreements prohibits each Executive from competing with us or soliciting our customers or employees for the one-year period following his termination. Mr. Hengesbaugh’s Employment Agreement permits Mr. Hengesbaugh to terminate his Employment Agreement within 90 days of following the occurrence of a “material adverse event” (as defined in the Hengesbaugh Employment Agreement) and, in the event of such a termination, (a) Mr. Hengesbaugh would be entitled to receive a severance payment equal to two times his base salary, plus one year of continued employee benefits, provided that any severance payments made to Mr. Hengesbaugh would be reduced by the amount of any other compensation received by Mr. Hengesbaugh from any other insurer, reinsurer or broker during the 24 month period following termination, and (b) Mr. Hengesbaugh would not be prohibited from competing with us or soliciting our customers, but would be prohibited from soliciting our employees for a one-year period following his termination.

Termination and Change of Control Arrangements

On March 3, 2006, the Human Resources Committee approved various retention bonuses to assist the Company to retain certain key employees to explore strategic alternatives and to implement any strategic alternative the Company elects to pursue. Among those to whom retention bonuses were awarded were three executive officers of the Company: Guy D. Hengesbaugh, Executive Vice President & Chief Operating Officer of the Company; Robert P. Myron, Executive Vice President and Chief Financial Officer of the Company; and Bruce J. Byrnes, General Counsel and Secretary of PXRE Reinsurance Company.

Mr. Hengesbaugh will receive a retention bonus of $212,750 on December 31, 2006 if he remains in the employ of the Company through such date, provided that if Mr. Hengesbaugh’s employment is terminated without cause by the Company prior to December 31, 2006, he will be paid that amount upon termination.

Mr. Myron will receive retention bonuses of $162,500 on September 1, 2006 and $162,500 on March 15, 2007 if he remains in the employ of the Company through those dates, provided that if Mr. Myron’s employment is terminated without cause by the Company prior to those dates, he will be paid those amounts upon termination. In addition, on March 15, 2007, Mr. Myron will be paid his target bonus of $178,750 under the Company’s 2004 Incentive Bonus Compensation Plan if he remains in the employ of the Company through that date, provided that if Mr. Myron’s employment is terminated without cause by the Company prior to March 15, 2007, he will be paid that amount upon termination.

Mr. Byrnes will receive a retention bonus of $189,000 on September 1, 2006 if he remains in the employ of PXRE Reinsurance Company through that date, provided that if Mr. Byrnes’ employment is terminated without cause by PXRE Reinsurance Company or for good reason by Mr. Byrnes prior to such date, he will be paid that amount upon termination. In addition, on March 15, 2007, Mr. Byrnes will be paid his target bonus of $207,900 under the Company’s 2004 Incentive Bonus Compensation Plan if he remains in the employ of PXRE Reinsurance Company through that date, provided that if Mr. Byrnes’ employment is terminated without cause by PXRE Reinsurance Company or for good reason by Mr. Byrnes prior to March 15, 2007, he will be paid that amount upon termination.

2002 Officer Incentive Plan. The 2002 Officer Incentive Plan was adopted by the Board of Directors and approved by the shareholders at the May 30, 2002 Annual General Meeting of Shareholders. The 2002 Officer Incentive Plan replaced the 1992 Officer Incentive Plan, which terminated on May 21, 2002. The terms and provisions of the 2002 Officer Incentive Plan are substantially similar to those in the 1992 Officer Incentive Plan.

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The 2002 Officer Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, and awards of restricted Common Shares (“Restricted Shares”). The 2002 Officer Incentive Plan is administered by a committee appointed by the Board of Directors. Subject to certain adjustments as provided in the 2002 Officer Incentive Plan, a maximum of 1,000,000 Common Shares are reserved for issuance upon the exercise of options and grants of Restricted Shares under the 2002 Officer Incentive Plan, plus any option terminating or expiring for any reason prior to its exercise in full, or any Restricted Shares which are forfeited under the 1992 Officer Incentive Plan, up to a maximum of 1,555,691 Common Shares Authorized but unissued shares may be used for grants of options or Restricted Shares under the 2002 Officer Incentive Plan.

The 2002 Officer Incentive Plan provides that upon the earlier of (i) a change of control or (ii) our Common Shares ceasing to be publicly traded, any unexercised portion of an option shall become exercisable and any Restricted Period (as defined in such plan) applicable to Restricted Shares shall immediately lapse.

In addition, the committee that administers the 2002 Officer Incentive Plan may, for a period of up to 60 days following a change of control or the date that our Common Shares cease to be publicly traded, allow certain participants under the 2002 Officer Incentive Plan the right to surrender all or part of his or her option and receive a cash payment equal to the greater of (i) the excess of the fair market value of the shares subject to the surrendered option over the exercise price or (ii) except for incentive stock options, the excess of the per share net worth (as determined under the 2002 Officer Incentive Plan) of the shares to which the surrendered option pertains on the date of surrender over the per share net worth of such shares on the date the option was granted.

The 2002 Officer Incentive Plan also provides that if a participant does not make an election under either of the above provisions on or before the 60th day following a change of control resulting from certain mergers and consolidations, the sale of all or substantially all of our assets, our liquidation or dissolution, or such cessation of public trading, the participant will be deemed to have made such election as of such 60th day and the participant will receive the cash payment that would be due upon such an election and the participant’s option and surrender rights will be deemed to have been canceled.

1992 Officer Incentive Plan. As described above, the 1992 Officer Incentive Plan (which was replaced by the 2002 Officer Incentive Plan) is substantially similar in all material respects to the 2002 Officer Incentive Plan, including the terms and conditions relating to a change of control. No more awards may be granted under the 1992 Officer Incentive Plan, though outstanding awards granted thereunder continue to be governed by its terms.

Restated Employee Annual Incentive Bonus Plan. Adopted in 1992, the Restated Employee Annual Incentive Bonus Plan, as amended (the “Terminated Bonus Plan”), provided for annual employee incentive awards comprised of cash and, in the case of senior and other executives, Restricted Shares.

Upon the earlier of a change of control or our shares ceasing to be publicly traded, any remaining Restricted Period applicable to Restricted Shares issued under the Terminated Bonus Plan will immediately lapse.

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Equity Compensation Plan Information Table. The following table sets forth information regarding all of our compensation plans as of December 31, 2005:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)

Equity compensation plans approved by security holders	2,063,723	$20.43	1,106,082
Equity compensation plans not approved by security holders	0	0	0

Total	2,063,723	$20.43	1,106,082

PROPOSAL 3:

AMENDMENT OF THE COMPANY’S BYE-LAWS

In February 2006, our Board of Directors approved certain amendments to our Bye-Laws and directed that the proposed amendments be submitted to shareholders for their approval at the Annual General Meeting as stipulated by our Bye-Laws. The following summary discusses the changes to our Bye-Laws. We are suggesting the revisions to the Bye-Laws below be approved by the shareholders. Additions to the Bye-Laws are shown as underlined text and deletions are shown with strike through text. The text of the proposed amended Bye-Law 1(1) “9.9% Limitation”, Bye-Law 13(1), Bye-Law 20(4) and Bye-Law 20(17) is set forth in Appendix A to this Proxy Statement.

Bye-Law 1 of our Bye-Laws currently contains a definition that limits the ownership and control of our shares by holders, absent a Board waiver, to an amount representing a maximum of 9.9% of the votes conferred on all of our Shares entitled to vote, after taking into consideration all votes held directly, indirectly, beneficially or through attribution, or 9.9% of the total number of shares of any class of our shares. In this regard, the relevant language of the definition states:

“9.9% Limitation”, the requirement and restriction that no Person shall be permitted to Own or Control more than nine and nine-tenths percent (9.9%) of the total combined voting power of all classes of shares entitled to vote at a General Meeting of the Company’s Members (taking into consideration, without limitation, any rights of any Person to appoint a director) or of the total number of outstanding shares of any class of stock, except as provided for in these Bye-Laws or as permitted by the Board and provided that the 9.9% Limitation shall not apply to PXRE Purpose Trust.

We urge you to vote to approve the revisions to Bye-Law 1 above so as to clarify the operation of our Bye-Laws to protect the Company from becoming a “controlled foreign corporation” within the meaning of the Code.

Bye-Law 13 indicates that one of the purposes of the 9.9% Limitation is to prevent the Company from being characterized as a foreign personal holding company within the meaning of the Code. In this regard, paragraph (1) of Bye-Law 13, in relevant part, states:

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No transfer may be made if the effect of such transfer would result in the transferee or any other Person Owning or Controlling in excess of nine and nine tenths percent (9.9%) of all of the issued and outstanding shares of the Company or Owning or Controlling shares in excess of the 9.9% Limitation and the Board may, in its absolute discretion, refuse to register such transfer, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. Notwithstanding the foregoing, the Board may waive the restrictions set forth in this Bye-Law, in its discretion and on a case by case basis. One of the purposes of the 9.9% Limitation is to prevent the Company from being characterized as a controlled foreign corporation ~~, a foreign personal holding company~~ or a personal holding company within the meaning of the Code. Nevertheless, the Board will not be liable to the Company, its Members or any other Person whatsoever for any errors in judgment made by it in granting any waiver or waivers to the foregoing restrictions in any case so long as it has acted in good faith.

We urge you to vote to approve the deletion of the strike through language from Bye-Law 13 because the provisions relating to foreign personal holding companies have been eliminated from the Code.

Bye-Law 20 of our Bye-Laws currently contains various provisions regarding voting at general meetings. In this regard, paragraph (4) of Bye-Law 20, in relevant part, states:

 ~~Subject to this Bye-Law, A~~at any General Meeting each Member holding shares of the Company present, in person or by proxy, shall be entitled to such number of votes as otherwise indicated in this Bye-Law with respect to such shares, on a non-cumulative basis, for each such share registered in such Member’s name in the Register of Members, provided that, if and for so long as the votes conferred by the Controlled Shares of any Person shall exceed the Maximum Percentage applicable to such Person of the votes conferred by all of the issued and outstanding shares of the Company (reduced for any votes represented by Controlled Shares that are not entitled to vote due to the terms of this Bye-Law), each share comprised in such Controlled Shares shall confer only such fraction of a vote, such that the total combined voting rights of such Controlled Shares shall be equal to the Maximum Percentage, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. The calculation of such fraction shall take into account the reduction of combined voting power of the Company’s Members by a number of votes equal to any votes represented by the Controlled Shares of such Person and any other Persons that are not entitled to vote due to the terms of these Bye-Laws and shall be made as of any date and, with respect to any record date for determining the Members entitled to vote, as of such record date, including, without limitation, for any election of directors. If, as a result of giving effect to the provisions of this Bye-Law or otherwise, the votes conferred by the Controlled Shares of a Person would otherwise represent an amount greater than the Maximum Percentage applicable to such Person, the votes conferred by the Controlled Shares of such Person shall be reduced in accordance with the foregoing provisions of this Bye-Law. Such process shall be repeated until the votes conferred by the Controlled Shares of each Person are less than or equal to the Maximum Percentage applicable to such Person. The Board shall have sole discretion as to the applicability of this Bye-Law to any Member or Person and over the manner in which any reduction in voting power of any shares is calculated. In determining voting rights set forth in this Bye-Law, the Board shall take into consideration any rights of any Person to appoint a director. The Board shall have the authority to request any or all Members to provide information relating to their ownership of Controlled Shares and if any Member fails to fully comply with the Board’s request to provide such information, the Board may make any assumptions it deems necessary in order to determine such Member’s ownership of Controlled Shares and to calculate reductions in voting powers of shares under this Bye-Law.

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In addition, paragraph (17) would be added to Bye-Law 20. In this regard, paragraph (17) would state:

In addition to paragraph (4) of this Bye-Law, any shares shall not carry any right to vote to the extent that the Board determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates; provided that no adjustment pursuant to this sentence shall cause any Person to become a Ten Percent Shareholder or to otherwise exceed the Maximum Percentage.

We urge you to vote to approve the deletion of the strike through language from paragraph (4) of Bye-Law 20 and the addition of the underscored language to paragraphs (4) and (17) of Bye-Law 20, for the same reason as discussed above with respect to Bye-Law (1), so as to clarify the operation of our Bye-Laws to protect the Company from becoming a “controlled foreign corporation” within the meaning of the Code. In addition, your approval of the addition of paragraph (17) to Bye-Law 20 would give the Company flexibility to reduce a shareholder’s voting power to the extent such reduction were considered necessary to avoid certain adverse tax, legal or regulatory consequences.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE PROPOSAL TO ADOPT THE FOREGOING AMENDMENTS TO THE COMPANY’S BYE-LAWS.

PROPOSAL 4:

REDUCTION OF THE COMPANY’S SHARE PREMIUM ACCOUNT
FOR BERMUDA COMPANY LAW PURPOSES BY TRANSFERRING $550.0 MILLION
TO OUR CONTRIBUTED SURPLUS

The Board has recommended and asks that you approve a resolution to reduce our share premium account by transferring $550.0 million to our contributed surplus.

Under Bermuda law, when a company issues shares, the aggregate paid in par value of the issued shares comprises the company’s share capital account. When shares are issued at a “premium”, that is, where the actual sum paid for a share exceeds the par value of the share, the amount paid in excess of the par value must be allocated to and maintained in a capital account called the “share premium account”. The Bermuda Companies Act 1981 requires shareholder approval prior to any reduction of our share capital or share premium accounts. Bermuda law also provides that we maintain a contributed surplus, to which we must allocate, amongst other things, shareholder capital which is unrelated to any share subscription.

Under Bermuda law, we may not declare or pay dividends or make distributions from the contributed surplus if there are reasonable grounds for believing either that we are, or would after the payment, be, unable to pay our liabilities as they become due, or that the realizable value of our assets would thereby be less than the sum of our liabilities and our issued share capital (par value) and our share premium account.

We have a high share premium account due to the significant difference between the $1.00 par value of our common shares and the amounts paid for those shares in recent and historical common share offerings of the Company.

As a result of the losses arising from Hurricanes Katrina, Rita and Wilma during the second half of 2005, the realizable value of the Company’s assets ($2.1 billion) no longer exceeds the aggregate of its liabilities ($1.7 billion) and its issued share capital ($130.4 million) and share premium account ($550.0 million). As a result

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of this deficiency, the Company is currently prohibited under Bermuda law from paying dividends or making distributions from its contributed surplus to its shareholders.

In order that the Company can continue to have the flexibility to pay dividends to shareholders, the Board has determined that it is in the best interests of the Company to reduce the share premium account to zero and allocate $550.0 million to the Company’s contributed surplus. This reduction of our share premium account and reallocation to contributed surplus requires the approval of our shareholders to be effective. Distributions from contributed surplus, however, may be approved and made by the Board without any need for shareholder approval.

Assuming our shareholders give the required approval, the reallocated capital will remain part of our capital structure available for the benefit of our creditors and shareholders. Future dividends and distributions may then be made by the Board within the limits prescribed by Bermuda law, without restriction for the value of the historical share premium account.

If shareholders approve this proposal, the Board of Directors will evaluate whether to resume paying dividends and the appropriate level of such dividends as part of its evaluation of strategic alternatives.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE PROPOSAL TO REDUCE THE SHARE PREMIUM ACCOUNT AND TRANSFER THE AMOUNT REDUCED TO THE COMPANY’S CONTRIBUTED SURPLUS ACCOUNT.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Bermuda Housing

During 2000, we entered into an arrangement in which Jeffrey Radke leased and we provided a mortgage for a home in Bermuda for a term of up to 20 years (the “PXRE Mortgage”). This arrangement fixed the housing allowance expense borne by us for the period of the PXRE Mortgage. The PXRE Mortgage, in the amount of $500,000, was provided to a charitable trust to purchase the house and we received a second mortgage (the first mortgage is in the amount of $1,000,000). The PXRE Mortgage earns interest at a rate dependent on the sale price of the home at the conclusion of the PXRE Mortgage. The interest rate is set at LIBOR.

Consulting Services Agreement – Gerald Radke

Upon Gerald Radke’s retirement as our Chief Executive Officer, we entered into a consulting services agreement (the “Consulting Services Agreement”) with him, pursuant to which, effective June 30, 2003, he continued to serve as our Chairman of the Board of Directors. This Consulting Services Agreement expired on June 30, 2005 and was not renewed.

Under the agreement, Mr. Radke had agreed to provide underwriting consulting services to our operating subsidiaries for a two-year term. Pursuant to the Consulting Services Agreement, Gerald Radke was paid an initial one-time consulting fee of $260,000 and was granted 12,500 restricted Common Shares under the 2002 Officer Incentive Plan, which shares shall vest on June 30, 2005. Gerald Radke was also paid a bonus equal to $405,156 under the Consulting Services Agreement, which represented the balance of the bonus he would have been paid under the Terminated Bonus Plan if he had remained Chief Executive Officer until December 31, 2003.

Pursuant to the Consulting Services Agreement, Gerald Radke received an annual consulting fee equal to $200,000 and an annual chairman fee equal to $50,000. As a director he was also be paid meeting fees equal to $2,000 per day. In addition, he was entitled to certain housing and automobile provisions for use in Bermuda and in the United States.

Sidley Austin LLP

During 2005, Sidley Austin LLP provided legal services to PXRE.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission and the NYSE reports of ownership and changes in ownership of our registered equity securities. Executive officers, directors and greater-than-10% shareholders are also required to furnish us with copies of all
Section 16(a) reports they file.

Based solely upon a review of the copies of such reports, and any amendments thereto, furnished to us and written representations that no Form 5 reports were required, we believe that, during the fiscal year ended December 31, 2005, our executive officers, directors and greater-than-10% shareholders complied, except as described below, with all applicable Section 16(a) filing requirements.

Certain Form 4 reports filed by Franklin D. Haftl, Philip R. McLoughlin, Bruce J. Byrnes, Wendy W. Luscombe and Gerald L. Radke were incorrectly prepared during the fiscal year ended December 31, 2005. Such

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Form 4 reports, which were prepared by PXRE staff on behalf of these individuals as part of PXRE’s compliance process, failed to properly code, on Table II of such reports, certain stock option exercises as exempt transactions and failed to include concurrent sales of common shares that occurred in connection with the option exercises. These reporting errors did not affect ownership amounts, and were subsequently corrected in Form 5 reports filed by these individuals on November 23, 2005.

Deadlines for Shareholder Proposals

If a shareholder desires to present a proposal for inclusion in next year’s Proxy Statement, such shareholder must submit such proposal in writing to us for receipt not later than December 1, 2006. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2006 proxy materials.

For any proposal that is not intended for inclusion in the 2007 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, Commission rules permit the Proxy holders to vote Proxies in their discretion if the Company does not receive notice of the proposal prior to the close of business on November 15, 2006. Notices of intention to present proposals at the 2007 annual general meeting should be addressed to the Company’s Secretary, PXRE Group Ltd, P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary. Shareholders who wish to submit a proposal for consideration at our 2006 annual general meeting of shareholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal no later than March 1, 2007 and otherwise comply with the notice provisions of our Bye-Laws. If a shareholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the 2007 annual general meeting. In either case, proposals should be delivered to PXRE Group Ltd., P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary.

Availability of Our Annual Report

Our Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2005, as well as other information concerning our operations, is being sent to you with this Proxy Statement.

We file with the Commission an Annual Report on Form 10-K. A copy of our annual report for fiscal year 2005 is available on the Commission’s website through its EDGAR database. We will furnish a copy of our annual report without charge to any shareholder sending a written request therefore to: Secretary, PXRE Group Ltd., P.O. Box HM 1282, Hamilton HM FX, Bermuda. Finally, our annual report can also be accessed through our web site - http://www.pxre.com.

Other Matters

At the date of this Proxy Statement, management has no knowledge of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of annual general meeting, which will be presented at the annual general meeting. However, if any other matters should properly come before the annual general meeting it is intended that Proxies shall be voted thereon in accordance with the best judgment of the person or persons voting such Proxies.

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Householding

The Commission has adopted rules that allow companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more shareholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for shareholders, as well as cost savings for companies by reducing the number of duplicate documents that shareholders receive. If your shares are held by an intermediary broker, dealer or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke a consent to householding obtained by a broker, dealer or bank which holds shares for your account, you may contact your broker or PXRE at:

Investor Relations or Treasurer
PXRE Group Ltd.
110 Pitts Bay Road,
Pembroke HM 08, Bermuda
Telephone: 441-296-5858

MISCELLANEOUS

American Stock Transfer & Trust Company serves as transfer agent, registrar and dividend paying agent for PXRE’s shares. Correspondence relating to any stock accounts, dividends or transfers of share certificates should be addressed to:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Telephone: (718) 921-8275
Facsimile: (718) 921-8331

PXRE GROUP LTD.

Pembroke, Bermuda

April 7, 2006

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Appendix A

BYE-LAWS

OF

PXRE GROUP LTD.

PROPOSED AMENDMENTS

to Bye-Laws 1(1)“9.9% Limitation”, 13(1), 20(4) and the addition of 20(17)

Subject to Shareholder Approval

at the Annual General Meeting of Shareholders

to be held on May 9, 2006

INTERPRETATION

1. (1) In these Bye-Laws, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

     “9.9% Limitation”

the requirement and restriction that no Person shall be permitted to Own or Control more than nine and nine-tenths percent (9.9%) of the total combined voting power of all classes of shares entitled to vote at a General Meeting of the Company’s Members (taking into consideration, without limitation, any rights of any Person to appoint a director) or of the total number of outstanding shares of any class of stock, except as provided for in these Bye-Laws or as permitted by the Board and provided that the 9.9% Limitation shall not apply to PXRE Purpose Trust.

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TRANSFER OF SHARES

13. (1) No transfer may be made if the effect of such transfer would result in the transferee or any other Person Owning or Controlling in excess of nine and nine tenths percent (9.9%) of all of the issued and outstanding shares of the Company or Owning or Controlling shares in excess of the 9.9% Limitation and the Board may, in its absolute discretion, refuse to register such transfer, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. Notwithstanding the foregoing, the Board may waive the restrictions set forth in this Bye-Law, in its discretion and on a case by case basis. One of the purposes of the 9.9% Limitation is to prevent the Company from being characterized as a controlled foreign corporation or a personal holding company within the meaning of the Code. Nevertheless, the Board will not be liable to the Company, its Members or any other Person whatsoever for any errors in judgment made by it in granting any waiver or waivers to the foregoing restrictions in any case so long as it has acted in good faith.

VOTING AT GENERAL MEETINGS

20. (4) At any General Meeting each Member holding shares of the Company present, in person or by proxy, shall be entitled to such number of votes as otherwise indicated in this Bye-Law with respect to such shares, on a non-cumulative basis, for each such share registered in such Member’s name in the Register of Members, provided that, if and for so long as the votes conferred by the Controlled Shares of any Person shall exceed the Maximum Percentage applicable to such Person of the votes conferred by all of the issued and outstanding shares of the Company (reduced for any votes represented by Controlled Shares that are not entitled to vote due to the terms of this Bye-Law), each share comprised in such Controlled Shares shall confer only such fraction of a vote, such that the total combined voting rights of such Controlled Shares shall be equal to the Maximum Percentage, provided, however, that the foregoing limitation shall not apply to the PXRE Purpose Trust. The calculation of such fraction shall take into account the reduction of combined voting power of the Company’s Members by a number of votes equal to any votes represented by the Controlled Shares of such Person and any other Persons that are not entitled to vote due to the terms of these Bye-Laws and shall be made as of any date and, with respect to any record date for determining the Members entitled to vote, as of such record date, including, without limitation, for any election of directors. If, as a result of giving effect to the provisions of this Bye-Law or otherwise, the votes conferred by the Controlled Shares of a Person would otherwise represent an amount greater than the Maximum Percentage applicable to such Person, the votes conferred by the Controlled Shares of such Person shall be reduced in accordance with the foregoing provisions of this Bye-Law. Such process shall be repeated until the votes conferred by the Controlled Shares of each Person are less than or equal to the Maximum Percentage applicable to such Person. The Board shall have sole discretion as to the applicability of this Bye-Law to any Member or Person and over the manner in which any reduction in voting power of any shares is calculated. In determining voting rights set forth in this Bye-Law, the Board shall take into consideration any rights of any Person to appoint a director. The Board shall have the authority to request any or all Members to provide information relating to their ownership of Controlled Shares and if any Member fails to fully comply with the Board’s request to provide such information, the Board may make any assumptions it deems necessary in order to determine such Member’s ownership of Controlled Shares and to calculate reductions in voting powers of shares under this Bye-Law.

20. (17) In addition to paragraph (4) of this Bye-Law, any shares shall not carry any right to vote to the extent that the Board determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member of its affiliates; provided that no adjustment pursuant to this sentence shall cause any Person to become a Ten Percent Shareholder or to otherwise exceed the Maximum Percentage.

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ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

PXRE GROUP LTD.

May 9, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE TWO NOMINEES FOR DIRECTOR
AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1.	Re-Election of Directors (Common Shares only)				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	To approve the recommendation of the Audit Committee of the Board of Directors that KPMG LLP be reappointed as the Company’s independent auditors for the fiscal year ending December 31, 2006, and to refer the determination of the independent auditors’ remuneration to the Audit Committee of the Board of Directors.
	FOR ALL NOMINEES	Mural Josephson Philip R. McLoughlin

	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	To approve certain amendments to the Company’s Bye-Laws.

	FOR ALL EXCEPT (See instructions below)		4.	To approve the reduction of the Company’s share premium account from $550.0 million to zero and credit the amount so reduced to the Company’s contributed surplus.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PXRE GROUP LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 9, 2006

This Proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jeffrey L. Radke and Robert P. Myron, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the Common Shares, Convertible Common Shares and/or Preferred Shares of PXRE Group Ltd., which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of PXRE Group Ltd. to be held at the Company’s headquarters, PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, on May 9, 2006, commencing at 10:30 a.m., local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present.

UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE RE-ELECTION OF THE TWO NOMINEEES FOR DIRECTOR, FOR THE APPROVAL OF KPMG LLP AS INDEPENDENT AUDITORS AND TO REFER THEIR RENUMERATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FOR THE APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY’S BYE-LAWS, FOR THE APPROVAL OF A RESOLUTION TO REDUCE THE COMPANY’S SHARE PREMIUM ACCOUNT AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the reverse side)